As filed with the Securities and Exchange Commission on October 26, 2021

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHARING ECONOMY INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	7370	90-0648920
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

No. 85 Castle Peak Road

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

+852 3583-2186

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chan Che Chung Anthony

Chief Executive Officer

Sharing Economy International Inc.

No. 85 Castle Peak Road

Castle Peak Bay

Tuen Mun, N.T., Hong Kong

+852 3583-2186

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 7(a)(2)(B) of the Exchange Act. ☒

Calculation of Registration Fee

Title of Securities To Be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Registration Fee
Common Stock, par value $0.001 per share, issuable pursuant to Investment Agreement (1)	294,117,647	(1)	$0.017	(2)	$5,000,000	$463.50
Total	294,117,647	(2)	$0.017	(2)	$5,000,000	$463.50

(1)	Represents the number of shares of common stock of the Registrant that we will put (“Put Shares”) to Strattner Alternative Credit Fund LP, a Delaware limited partnership (“Strattner”), pursuant to a Common Stock Investment Agreement (the “Investment Agreement”) by and between Strattner and the Registrant, effective on May 5, 2021. In the event that adjustment provisions of the Investment Agreement require the Company to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the Company will file a new registration statement to register those additional shares.
(2)	This offering price has been estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the common stock of the Company as reported on the OTCQB tier of the OTC Markets Group, Inc. on October 25, 2021.

In the event of stock splits, stock dividends, or similar transactions involving the Registrant’s common stock, the number of Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON OCTOBER 26, 2021

SHARING ECONOMY INTERNATIONAL INC.

294,117,647 SHARES OF COMMON STOCK

This prospectus relates to the resale of shares of our common stock, par value $0.001 per share, by Strattner Alternative Credit Fund LP (“Strattner”) of 294,117,647 Put Shares that we will put to the Selling Security Holder pursuant to the Investment Agreement. Strattner is sometimes referred to herein as the “Selling Security Holder.”

The Investment Agreement with Strattner provides that Strattner is committed to purchase up to $5,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.

The Selling Security Holder is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Investment Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate on November 20, 2022. The per share purchase price for the Put Shares shall be equal to 85% of volume weighted average price (“VWAP”) for the five consecutive trading days including and immediately after the date on which the Company submits a put notice to Strattner.

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder. We may receive proceeds of up to $5,000,000 from the sale of our Put Shares under the Investment Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is quoted on the OTCQB tier of the OTC Markets Group, Inc. (the “OTC Markets”) under the symbol “SEII.” The shares of our common stock registered hereunder are being offered for sale by Selling Security Holder at prices established on the OTCQB during the term of this offering. On October 25, 2021, the closing price of our common stock was $0.0165 per share. The price will fluctuate based on the demand for our common stock.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PART I - INFORMATION REQUIRED IN PROSPECTUS

i

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “Sharing Economy” or the “Registrant” refer to Sharing Economy International Inc., a Nevada corporation, and its wholly owned subsidiaries.

OUR COMPANY

Overview of Sharing Economy

Our business focuses on the development of sharing economy platforms and related rental businesses. We believe a true peer-to-peer sharing economy based on rentals will take significant market share in both the business and consumer markets over the next few years.

Sharing economy business models are hosted through digital platforms that enable more precise, real-time measurement of spare capacity and have the ability to dynamically connect that capacity with those who need it. These digital platforms handle transactions that offer access over ownership through renting, lending, subscribing, reselling, swapping or donating. Consumers who use sharing economy business models are often more comfortable with transactions that involve deeper social interactions than traditional methods of exchange.

Our fiscal year-end date is December 31.

Our board of directors consists of five persons: Chan Che Chung Anthony. Mr. Chan also serves as our Chief Executive Officer.

Our principal administrative offices are located at No. 85 Castle Peak Road, Castle Peak Bay, Tuen Mun, N.T., Hong Kong. Our website is www.seii.com. We do not incorporate the information on or accessible through our website into this Prospectus, and you should not consider any information on, or that can be accessed through, our websites a part of this Prospectus.

Recent Developments

Share Exchange Agreement

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Chan Che Chung Anthony, the Company’s sole officer and director, became the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Chan was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Chan acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

As a result of the share exchange, Nemo Holding became a wholly-owned subsidiary of the Company.

The share exchange transaction with Nemo Holding was treated as a reverse acquisition, with Nemo Holding as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Nemo Holding.

10% Convertible Note

On June 29, 2021, the Company and Pyram LC Architecture Limited (“Pyram”) entered into a Note Purchase Agreement, whereby the Company made and issued that certain Convertible Promissory Note (the “Note”, dated Jun 29, 2021 to Pyram in the principal amount of $76,923. The Note accrues interest at 12% per annum, is due December 28, 2021, and is convertible into shares of the common stock on December 28, 2021 at a price equal to 70% of the average closing prices for the Company’s common stock during the ten (10) trading day period ending on December 28, 2021.

Stock Purchase Agreement

Investment Agreement with Strattner Alternative Credit Fund LP

On May 5, 2021, the Company entered into an Investment Agreement dated as of May 5, 2021 (the “Investment Agreement”) with the Selling Security Holder. The Investment Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $5,000,000 (the “Total Commitment”) worth of the Company’s common stock, $0.001 par value, over the 36-month term of the Investment Agreement.

From time to time over the term of the Investment Agreement, commencing on the trading day immediately following the date on which the initial registration statement is declared effective by the Securities and Exchange Commission (the “Commission”), as further discussed below, the Company may, in its sole discretion, provide the Investor with draw down notices (each, a “Draw Down Notice”) to purchase a specified dollar amount of the Put Shares (the “Draw Down Amount”) over a 10 consecutive trading day period, commencing on the trading day specified in the applicable Draw Down Notice (the “Pricing Period”), with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed 200% of the average daily trading volume of the Company’s common stock for the ten trading days immediately preceding the date of the Draw Down Notice (the “Maximum Draw Down Amount”).

Once presented with a Draw Down Notice, the Selling Security Holder is required to purchase the number of Put Shares underlying the Draw Down Notice. The per share purchase price for the Shares subject to a Draw Down Notice shall be equal to 85% of the arithmetic average of the lowest VWAPs during the applicable Pricing Period Each purchase pursuant to a draw down shall reduce, on a dollar-for-dollar basis, the Total Commitment under the Investment Agreement.

The Company is prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, (ii) the sale of Shares pursuant to such Draw Down Notice would cause the Company to issue or sell or the Investor to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause the Company to sell or the Investor to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by the Investor of more than 9.99% of the Company’s common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder). The Company cannot make more than one draw down in any Pricing Period and must allow 10 days to elapse between the completion of the settlement of any one draw down and the commencement of a Pricing Period for any other draw down.

Additionally, the Company paid to the Investor a commitment fee equal in the form of 250,000 restricted shares of the Company’s common stock (the “Initial Commitment Shares”).

Registration Rights Agreement with Strattner Alternative Credit Fund LP

In connection with the execution of the Investment Agreement, on May 5, 2021, the Company and the Investor also entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the Commission to register an agreed upon number of Put Shares, on or prior to August 5, 2021 (the “Filing Deadline”) and have it declared effective on or before the 150th calendar day the Company has filed the Registration Rights Agreement (the “Effectiveness Deadline”).

If at any time all of the Registrable Securities (as defined in the Registration Rights Agreement) are not covered by the initial Registration Statement, the Company has agreed to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify the Investor from certain liabilities and fees and expenses of the Investor incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Investor has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by the Investor to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

We are a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have (i) a public float of less than $250 million or (ii) annual revenues of less than $100 million during the most recently completed fiscal year and no public float, or a public float of less than $700 million. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 7 of this prospectus.

Our fiscal year end is December 31. Our audited financial statements for the quarter ended March 31, 2021, were prepared assuming that we will continue our operations as a going concern. Our accumulated loss for the period from the three months ended March 31, 2021 was $73,249,036. For the three months ended March 31, 2021, we earned revenues of $88,207 from its sharing economy business, with the cost of such revenues being $0.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended December 31, 2020. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

This Prospectus relates to the resale of up to 294,117,647 shares of our Common Stock, issuable the Selling Security Holder, pursuant to that certain Investment Agreement (the “Investment Agreement”), dated May 5, 2021, by and between the Company and the Selling Security Holder.

The Offering

Common Stock offered by Selling Security Holder:	This Prospectus relates to the resale of 294,117,647 shares of our Common Stock, issuable to the Selling Security Holder.

Common Stock outstanding before the Offering:	194,670,023 shares of Common Stock as of the date of this Prospectus.

Common Stock outstanding after the Offering:	411,120,234 shares of Common Stock (1)

Terms of the Offering:	The Selling Security Holder will determine when and how it will sell the Common Stock offered in this Prospectus. The prices at which the Selling Security Holder may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.

Trading Market	Our Common Stock is subject to quotation on the OTCQB Market under the symbol “SEII.”

Use of proceeds	The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors”.

(1) This total reflects the number of shares of Common Stock that will be outstanding assuming that the Selling Security Holder purchases all of the 294,117,647 shares of our common stock under the Investment Agreement.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the fiscal year ended December 31, 2020, and our unaudited financial statements for the six months ended June 30, 2021. Our working capital deficit as at June 30, 2021 was $(11,190,008).

For the Fiscal Year December 31, 2020

Financial Summary (Audited)
Cash and cash equivalents	$1,805,417
Total Assets	4,610,801
Total Liabilities	16,647,717
Total Stockholder’s Equity (Deficit)	$(12,036,916)

For the Fiscal Year ended December 31, 2020

Consolidated Statements of Expenses and Net Loss
Total Operating Expenses	$3,227,199
Net Loss for the Period	$(6,788,645)

For the Fiscal Quarter ended June 30, 2021

Financial Summary (Unaudited)
Cash and cash equivalents	$532,320
Total Assets	5,087,776
Total Liabilities	16,277,784
Total Stockholder’s Equity (Deficit)	$(11,190,008)

For the six months ended June 30, 2021

Total Operating Expenses	$1,952,219
Net Loss for the Period	$(1,546,351)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended December 31, 2020 and 2019, and our unaudited financial statements for the six months ended June 30, 2021, were prepared assuming that we will continue our operations as a going concern. We net revenues of $130,285, and net loss of $6,788,645, at December 31, 2020. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately $10,000,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

If we are not able to develop out business as anticipated, we may not be able to generate meaningful revenues or achieve meaningful profitability and you may lose your investment.

We have few customers, and we have earned limited revenues to date. Our business prospects are difficult to predict because of our limited operating history, and unproven business strategy. Our primary business activities will be focused on the operation of our online platform, www.ecrent.com, which is a global marketplace for individuals and corporations to deploy the rental, social media and advertising services among all countries. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your entire investment.

We rely on short term financing to fund our operations.

We have historically financed our operations through short-term bank loans, which have been refinanced upon maturity. At December 31, 2020, we had outstanding short-term bank loans of $6.4 million. We cannot assure you that we would be able to obtain alternative financing in the event that our lenders did not renew our short-term loans. Our failure to have the bank loans refinanced could materially impair our ability to operate our business.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because have limited revenues to offset the expenses associated with the development of brand and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate meaningful revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy. Our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other user data, including credit card information for certain users. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including, in certain instances, voluntary third-party certification bodies such as TRUSTe). It is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other user data, may result in governmental enforcement actions, litigation or negative publicity and could cause our users and advertisers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties with whom we work, such as advertisers, vendors or developers, violate applicable laws or our policies, such violations may also put our users’ information at risk and could have an adverse effect on our business.

Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy, distribution of user-generated content and consumer protection, that are frequently evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that if our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain products or features, which would negatively affect our business. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred to prevent or mitigate this potential liability could also harm our business and operating results.

Any significant disruption in our website presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website, www.ECrent.com. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or the manner in which people play our game, the quality, timeliness and competitiveness of our products and services will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

The loss of the services of Chan Tin Chi, our majority shareholder, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

We are highly dependent on Chan Tin Chi, who beneficially owns approximately 48% of our issued and outstanding shares of common stock. The development of our brand licensing business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Chan Tin Chi or our failure to timely identify and retain competent personnel would negatively impact our ability to develop our business and license our brand, which could adversely affect our financial results and impair our growth.

Our success depends on the value of our brand, and if the value of our brand were to diminish, our revenues, results of operations and prospects would be adversely affected.

Our success depends on our brand, ECrent.com, and its value. Our business would be adversely affected if:

●	ECrent.com’s public image or reputation were to be tarnished;

●	The ECrent.com is integral to our marketing efforts and form the core of our brand name. Our continued success and the value of our brand name therefore depends, to a large degree, on the reputation of such brand; and

●	Our licensees were to diminish the quality of our brand.

While we will require that our licensees maintain the quality of our brands through specific contractual provisions, we cannot be certain that our licensees, or their manufacturers and distributors, will honor their contractual obligations or that they will not take other actions that will diminish the value of our brand name.

We operate an independent online rental platform, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as an independent business, whose existence is predicated on the brand name ecrent.com, and we have no substantial tangible assets in a highly competitive industry. We have little operating history, a small customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our business must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

●	our business model and strategy are still evolving and are continually being reviewed and revised;

●	we may not be able to raise the capital required to develop our initial customer base and reputation;

●	we may not be able to successfully implement our business model and strategy; and

●	we are reliant on Chan Tin Chi, the beneficial owner of approximately 48% of our shares of common stock.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depends in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain copyright, trademark and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $200,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We face risks related to the Novel Coronavirus (COVID-19) which could significantly disrupt our research and development, operations, sales, and financial results.

Our business will be adversely impacted by the effects of the Novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the Novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments will cause disruption to our operations and sales activities. Our third-party vendors, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party vendors and third-party distributors, the supply of our products will be delayed, which could adversely affect our business, operations and customer relationships. In addition, the Novel Coronavirus (COVID-19) or other disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from the Novel Coronavirus (COVID-19) will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the Novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued spread of the Novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, all of our directors and officers reside outside of the United States, in Hong Kong and China. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised Hong Kong and China do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, there are no extradition treaties now in effect between the United States and, on the other hand, Hong Kong and China, which would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS RELATED TO DOING BUSINESS IN THE PEOPLE’S REPUBLIC OF CHINA

Changes in political, social and economic policies in China or the U.S. may materially and adversely affect our business, financial condition, results of operations and prospects.

A substantial portion of our business operations are primarily conducted in China. Accordingly, we are affected by the economic, political and legal environment in China.

In particular, China’s economy differs from the economies of most developed countries in many respects, including the fact that it:

●	has a high level of government involvement;

●	is in the early stages of development of a market-oriented economy;

●	has experienced rapid growth; and

●	has a tightly controlled foreign exchange policy.

China’s economy has been transitioning from a planned economy towards a more market-oriented economy. However, a substantial portion of productive assets in China remain state-owned and the PRC government exercises a high degree of control over these assets. In addition, the PRC government continues to play a significant role in regulating industrial development by imposing industrial policies. For the past three decades, the PRC government has implemented economic reform measures to emphasize the utilization of market forces in economic development.

China’s economy has grown significantly in recent years; however, there can be no assurance that such growth will continue. The PRC government exercises control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of China, but may also have a negative effect on our business. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. As such, our future success is, to some extent, dependent on the economic conditions in China, and any significant downturn in market conditions may materially and adversely affect our business prospects, financial condition, results of operations and prospects.

China’s legal system is evolving and has inherent uncertainties that could limit the legal protection available to you.

We have all of our operations in China. The legal system of China is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, China has not developed a fully integrated legal system. Recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, China’s legal system is based in part on government policies and administrative rules and many have retroactive effects. We cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws, or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company incorporated in the State of Nevada, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require a WOFE to adjust its taxable income under the contractual arrangements they currently have in place with our consolidated variable interest entity in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our ordinary shares.

Substantially all of our revenues and expenditures are denominated in RMB, whereas our reporting currency is the U.S. dollar. As a result, fluctuations in the exchange rate between the U.S. dollar and RMB will affect the relative purchasing power in RMB terms of our U.S. dollar assets. Our reporting currency is the U.S. dollar while the functional currency for our PRC subsidiaries and consolidated variable interest entity is RMB. Gains and losses from the remeasurement of assets and liabilities that are receivable or payable in RMB are included in our consolidated statements of operations. The remeasurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations. A fluctuation in the value of RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This could have a negative impact on our business, financial condition or results of operations as reported in U.S. dollars. If we decide to convert our RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

There remains significant international pressure on the PRC government to adopt a flexible currency policy. Any significant appreciation or depreciation of the RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, our ordinary shares in U.S. dollars. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB to pay our operating expenses, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of the RMB against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings, which in turn could adversely affect the price of our ordinary shares.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on the price of our ordinary shares.

RISKS ASSOCIATED WITH OUR SECURITIES

Our shares of common stock presently has a limited trading market, with an average daily trading volume of approximately 209,760 shares, and the price may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the OTC Markets, our shares of common stock do not trade and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 7,400,000,000 shares of common stock and 50,000,000 shares of preferred stock, all of which have been designated as Series A Preferred Stock. As of the date of this Prospectus, the Company had 194,670,023 shares of common stock issued and outstanding, and 531,600 shares of Series A Preferred Stock issued or outstanding. Accordingly, we can issue an additional approximately 7,205,329,977 shares of common stock and 49,468,400 shares of preferred stock. The future issuance of common stock and/or preferred stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Selling Security Holder may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock.

We will pay for expenses of this offering, except that the Selling Security Holder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF THE OFFERING PRICE

There currently is a limited public market for our common stock. The Selling Security Holder may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

SELLING SECURITY HOLDERS

This Prospectus relates to the resale of up to 294,117,647 shares of our Common Stock, issuable to Strattner, pursuant to that certain Investment Agreement (the “Investment Agreement”), dated May 5, 2021, by and between the Company and Strattner.

The Investment Agreement

Pursuant to that certain Investment Agreement (the “Investment Agreement”), dated May 5, 2021, by and between the Company and Strattner, pursuant to which Strattner is committed to purchase up to $5,000,000 to purchase the Company’s common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.

This offering relates to the resale of up to an aggregate of $5,000,000 in put shares (“Put Shares”) that we may put to Strattner pursuant to the Investment Agreement. Assuming the resale of all 294,117,647 shares offered in this prospectus as Put Shares, this would constitute approximately 2.9% of our outstanding common stock, such 2.9% figure being calculated using the number of our outstanding common stock on a fully diluted basis. It is likely that the number of shares offered in this registration statement is insufficient to allow us to receive the full amount of proceeds under the Investment Agreement.

The maximum amount of common stock that the Company shall be entitled to put to Strattner under any applicable put notice shall be an amount of shares up to or equal to 200% of the average of the daily trading volume of our common stock for the ten (10) consecutive trading days immediately prior to the applicable date on which we make our put to Strattner, so long as such amount is at least $5,000 and does not exceed $250,000, as calculated by multiplying the number of shares under our put by the average daily volume weighted average price for the 10 consecutive trading days immediately prior the to the applicable date we submit our put to Strattner.

The Company shall not be entitled to submit a notice of put to Strattner until after the previous put closing has been completed. The Company may not deliver a notice of a put to Strattner on or earlier of the tenth (10th) trading day immediately following the preceding date on which the Company last submitted a put to Strattner.

The volume weighted average prices of the common stock of the Company on the OTC Markets for the 10 trading days prior to July 28, 2021, is $0.02. At such a price, we will be able to receive up to $4,329,004 in gross proceeds, assuming the sale of the entire 294,117,647 Put Shares being registered hereunder pursuant to the Investment Agreement.

The amount of $5,000,000 was selected based on our potential use of funds over the effective time period to acquire targeted businesses, including their intellectual property, and scale our business at a rapid rate. Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period. Based strictly on the current daily trading dollar volume up to July 27, 2021, we believe it is unlikely that we will be able to receive the entire $5,000,000. We are not dependent on receiving the full amount to execute our business.

In order to sell shares to Strattner under the Investment Agreement, during the Commitment Period, the Company must deliver to Strattner a written put notice on any trading day (the “Put Date”), setting forth the dollar amount to be invested by Strattner (the “Put Notice”). For each share of our common stock purchased under the Investment Agreement, Strattner will pay of the arithmetic average of the lowest VWAPs reported by Bloomberg Finance L.P. in a five consecutive trading day period commencing with the date a put notice is delivered (the “Valuation Period”). The Company may, at its sole discretion, issue a Put Notice to Strattner and Strattner will then be irrevocably bound to acquire such shares.

The Investment Agreement provides that the number of Put Shares to be sold to Strattner shall not exceed the number of shares that when aggregated together with all other shares of the Company’s common stock which Strattner is deemed to beneficially own, would result in Strattner owning more than 9.99% of the Company’s outstanding common stock. The Investment Agreement provides that any provision of the Investment Agreement may be amended or waived only by an instrument in writing signed by the party to be charged with enforcement. The Company and Strattner have entered into an enforceable oral agreement that neither will amend or waive any provision in the Investment Agreement that alters the pricing mechanism or the 9.99% ownership cap which will result in the transaction becoming ineligible to be made on a shelf basis under Rule 415(a)(1)(i).

If, during the term of the Agreement, the Company (i) subdivides or combines the common stock; (ii) pays a dividend in shares of common stock or makes any other distribution of shares of common stock; (iii) issues any options or other rights to subscribe for or shares of common stock and the price per share is less than closing price in effect immediately prior to such issuance; (iv) issues any securities convertible into shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less that the closing price in effect immediately prior to such issuance; (v) issue shares of common stock otherwise than as provided in the foregoing subsections (i) through (iv) at a price per share less than the closing price in effect immediately prior to such issuance, or without consideration; or (vi) makes a distribution of its assets or evidences of its indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law (collectively, a “Valuation Event”), then a new Valuation Period shall begin on the trading day immediately after the occurrence of such Valuation Event and end on the fifth trading day thereafter.

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction involves a private offering, Strattner is an “accredited investor” and/or qualified institutional buyer and Strattner has access to information about us and its investment.

Assuming the sale of the entire $5,000,000 in Put Shares being registered hereunder pursuant to the Investment Agreement, we will be able to receive $5,000,000 in gross proceeds. Neither the Investment Agreement nor any rights or obligations of the parties under the Investment Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Investment Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Strattner will periodically purchase our common stock under the Investment Agreement and will, in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Strattner to raise the same amount of funds, as our stock price declines.

The Selling Security Holder Table

The following table sets forth the names of the Selling Security Holder, the number of shares of common stock beneficially owned by each Selling Security Holder as of the date hereof and the number of shares of common stock being offered by each Selling Security Holder. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time. However, the Selling Security Holder are under no obligation to sell all or any portion of such shares nor are the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The “Amount Beneficially Owned After Offering” column assumes the sale of all shares offered.

To our knowledge, the none of the Selling Security Holder is a broker-dealer or an affiliate of a broker-dealer. We may require the Selling Security Holder to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Security Holder	Shares Beneficially Owned Prior to Offering(1)	Amount Beneficially Owned After Offering	Number of Shares to Be Owned by Selling Security Holder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)
Strattner Alternative Credit Fund LP (3)	0	294,117,647	0	*

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.
(2)	We have assumed that the Selling Security Holder will sell all of the shares being offered in this offering.
(3)	Strattner Capital Management Limited, a Hong Kong entity, is the general partner of Strattner Alternative Credit Fund LP and has voting and investment power over the shares beneficially owned by Strattner Alternative Credit Fund LP. Timo Strattner has voting and investment power over the shares beneficially owned by Strattner Capital Management Limited.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of shares of our common stock, par value $0.001 per share, by the Selling Security Holder, including 294,117,647 Put Shares that we will put to Strattner.

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder. We may receive proceeds of up to $5,000,000 from the sale of our Put Shares under the Investment Agreement.

The Selling Security Holder may, from time to time sell any or all of their shares of common stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

●	facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Security Holder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

The Selling Security Holder or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder. In addition, the Selling Security Holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holder to include the pledgee, transferee or other successors in interest as Selling Security Holder under this prospectus.

The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holder to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holder. We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Security Holder use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holder. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the Selling Security Holder to pay those expenses. We estimate that the expenses of the offering to be borne by us will be approximately $30,000. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holder.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 7,400,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of Preferred Stock, par value $0.001 per share, and one (1) of which is designated as Series A Preferred Stock, par value $0.001 per share. As of June 9, 2021, there were issued and outstanding 194,670,023 shares of our common stock, and 531,600 shares of our Series A Preferred Stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Series A Preferred Stock

Each shares of our Series A Preferred Stock is convertible into one (1) share of the Company’s common stock, at the option of the holder, six month after the shares are fully paid. Holders of Series A Preferred Stock, however, do not have any voting rights, the right to receive any dividend or liquidation preference, and may not convert that number of shares of Series A Preferred stock such that the holder thereof would be the beneficial holder of more than 9.99% of the outstanding shares of common stock of the Company immediately after giving effect to the conversion of the Series A Preferred Stock into shares of common stock of the Company.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Warrants

We have no warrants issued or outstanding.

Convertible Notes

[insert list of notes with terms].

Registration Rights

In connection with the execution of the Investment Agreement, on May 5, 2021, the Company and Strattner also entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file the Registration Statement with the Commission to register an agreed upon number of Put Shares, on or prior to the Filing Deadline and have it declared effective on or before the Effectiveness Deadline.

We must use commercially reasonable best efforts to keep such registration statement continuously effective until all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect.

All fees and expenses incident to the performance of or compliance with, the Registration Rights Agreement by the Company shall be borne by the Company

Transfer Agent and Registrar

Our transfer agent is Empire Stock Transfer, whose address is 1859 Whitney Mesa Dr., Henderson, Nevada 89014, and whose telephone number is (702) 818-5898.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We are a Nevada corporation. We were incorporated in Delaware on June 24, 1987, under the name Malex, Inc. We changed our corporate name to China Wind Systems, Inc. on December 18, 2007. On June 13, 2011, we changed our corporate name to Cleantech Solutions International, Inc. On August 7, 2012, we were converted into a Nevada corporation. On January 8, 2018, we changed our name to Sharing Economy International Inc.

Our Sharing Economy Business

Beginning in the second quarter of 2017 and throughout 2018, we established new business divisions to focus on the development of sharing economy platforms and related rental businesses. We believe a true peer-to-peer sharing economy based on rentals will take significant market share in both the business and consumer markets over the next few years.

Sharing economy business models are hosted through digital platforms that enable more precise, real-time measurement of spare capacity and have the ability to dynamically connect that capacity with those who need it. These digital platforms handle transactions that offer access over ownership through renting, lending, subscribing, reselling, swapping or donating. Consumers who use sharing economy business models are often more comfortable with transactions that involve deeper social interactions than traditional methods of exchange.

While we are retaining our Sharing Economy business, our primary business has changed, with the acquisition of the Peak Equity business.

Reverse Acquisition of Peak Equity

On December 27, 2019, Sharing Economy International Inc. entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Peak Equity International Limited, a British Virgin Islands corporation (“Peak Equity”), and all of the holders of ordinary shares of Peak Equity, which consisted of three shareholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 7,200,000,000 shares of common stock in consideration for all the issued and outstanding ordinary shares of Peak Equity. The effect of the issuance is that Peak Equity shareholders now hold approximately 99.7% of the issued and outstanding shares of common stock of the Company.

Our Articles of Incorporation authorize us to issue 200,000,000 of common stock. The Company is still obligated to issue an additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, and plans to amend its Articles of Incorporation, as amended, to increase its number of authorized shares of common stock for such purpose.  Assuming the issuance of such additional 7,018,360,787 shares of common stock to the Peak Equity shareholders, the Peak Equity shareholders will hold approximately 99.7% of the issued and outstanding shares of common stock of the Company.

None of our officers or directors have resigned in connection with the acquisition of the Peak Equity business.

As a result of the share exchange Peak Equity is now a wholly-owned subsidiary of the Company.

The transactions consummated with Peak Equity pursuant to the terms and conditions of the Share Exchange Agreement were treated as a reverse acquisition, with Peak Equity as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Peak Equity.

Organization & Subsidiaries

The following is a list of our subsidiaries:

Name	Ownership %
Fulland, Limited, a Cayman Islands limited liability company	100%
Green Power Environment Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China and wholly-owned by Fulland Limited	100%
Vantage Ultimate Limited (“Vantage”), a company incorporated under the laws of British Virgin Islands	100%
Sharing Economy Investment Limited (“Sharing Economy”), a company incorporated under the laws of British Virgin Islands on May 18, 2017 and is wholly-owned by Vantage.	100%
EC Advertising Limited, a company incorporated under the laws of Hong Kong on March 17, 2017 and is a wholly-owned by Sharing Economy.	100%
EC Rental Limited (“EC Rental”), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is wholly-owned by Vantage.	100%
EC Assets Management Limited, a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is wholly-owned by Vantage.	100%
Cleantech Solutions Limited (formerly EC (Fly Car) Limited), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is a wholly-owned by Sharing Economy.	100%
Global Bike Share (Mobile App) Limited, a company incorporated under the laws of British Virgin Islands on May 23, 2017 and is a wholly-owned by Sharing Economy.	100%

Name	Ownership %
EC Power (Global) Technology Limited (“EC Power”), a company incorporated under the laws of British Virgin Islands on May 26, 2017 and is wholly-owned by EC Rental.	100%
ECPower (HK) Company Limited, a company incorporated under the laws of Hong Kong on June 23, 2017 and is wholly-owned by EC Power.	100%
EC Manpower Limited, a company incorporated under the laws of Hong Kong on July 3, 2017 and is wholly-owned by Vantage.	100%
EC Technology & Innovations Limited (“EC Technology”), a company incorporated under the laws of British Virgin Islands on September 1, 2017 and is wholly-owned by Vantage.	100%
Inspirit Studio Limited, a company incorporated under the laws of Hong Kong on August 24, 2015, and 51% of its shareholding was acquired by EC Technology on December 8, 2017.	51%
EC Creative Limited (“EC Creative”), a company incorporated under the laws of British Virgin Islands on January 9, 2018 and is wholly-owned by Vantage.	100%
3D Discovery Co. Limited, a company incorporated under the laws of Hong Kong on February 24, 2015, and 60% of its shareholdings was acquired by EC Technology on January 19, 2018	60%
Sharing Film International Limited, a company incorporated under the laws of Hong Kong on January 22, 2018 and is a wholly-owned by EC Creative.	100%
Anyworkspace Limited, a company incorporated under the laws of Hong Kong on November 12, 2015, and 80% of its shareholding was acquired by Sharing Economy on January 30, 2018.	80%
Xiamen Great Media Company Limited (“Xiamen Great Media”), a company incorporated under the laws of the PRC on September 5, 2018 and is a wholly-owned by EC Advertising.	100%

Overview of Peak Equity and its Ecrent business

Summary Financial Information

The tables and information below are derived from our unaudited financial statements as of June 30, 2021.

March 31, 2021
Financial Summary
Cash and Cash Equivalents	$581,320
Total Assets	5,087,776
Total Liabilities	11,413,207
Total Stockholders’ Equity (Deficit)	$(11,190,008)

Our transfer agent is Empire Stock Transfer, whose address is 1859 Whitney Mesa Dr., Henderson, Nevada 89014, and whose telephone number is (702) 818-5898.

Description of Business

ECrent Worldwide Company Limited has developed and operates an online rental classified platform named ECrent.com, which provides a marketplace for individuals and companies to view, list and search for rental products and services.

ECrent’s mission is to become the largest, most extensive sharing economy network, allowing individuals and companies to view, list and search for rental products and services on the platform, creating the conditions for collaborative consumption. Collaborative consumption is the trigger for more sustainable business and consumer practices that will protect the planet’s well-being as well as generate an entire class of new business opportunities based on the sharing economy ecosystem.

ECrent’s business model is designed to bring sustainability, entrepreneurship and sharing together.

ECrent operates an online platform, www.ecrent.com, which connects owners (businesses and individuals) and consumers in a robust growing community. The platform consists of a set of web portals and mobile applications which facilitate the online search for a wide and expanding range of rental products and services. The ECrent platform is designed to enable members of the rapidly growing global community to seek and rent items everywhere worldwide. The highly scalable ECrent platform is designed to consolidate all sharing and rental information (supply side) from all geographies into one single source, across multiple categories, and then rebroadcast available rental supply to the demand side. The ECremt platform is coded using advanced algorithms which leverage the central database to provide greater convenience to users through an intelligent matching system. The intelligent matching system incorporates specific product and/or service criteria, product/service pairings, geography and browsing behaviors. ECrent believes these features form the basis for a more comprehensive and extensive user experience than is otherwise available from well-known, first generation, single purpose sharing economy businesses such as Uber and Airbnb.

After proof of concept by ECrent Worldwide in other markets, notably Asia and selected regions of Europe, ECrent started operations in the United States in mid-spring 2016 after obtaining a license to use ECrent Worldwide’s software and trademark. Among the most significant findings, ECrent learned that companies across all segments covet highly targeted and active markets, which historically were believed to generate a greater rate of investment. ECrent believes the demand side is and will be dominated by environmentally and socially conscious users, which will be considered a targeted and active market that will make the platform more attractive and valuable.

PwC’s accompanying survey showed that 44% of U.S. adults are familiar with the sharing economy; 18% of U.S. adults say they have participated in the sharing economy as a consumer; and 7% say they have participated as a provider. Based on the PwC research, the global sharing and rental market would generate a potential revenue opportunity worth a total of $670 billion by 2025.

We believe ECrent is uniquely positioned to capitalize on these trends, and the groundwork has laid in the course of the soft launch will help to achieve the goal to lead the sharing economy development. While the traditional purchase-based consumer discretionary companies have mostly utilitarian relationships with their customers, sharing economy participants are passionate about social responsibility, environmentalism and are committed to leading more sustainable lives. This commitment, fortified by continued momentum, will allow us to build a more captive, engaged, true community of users.

The ECrent extensive and scalable platform is engineered to serve the business-to-business, business-to-consumer, and consumer-to-consumer market segments. By covering across these multiple segments positions ECrent for balanced growth regardless of macro-economic conditions as we will not rely on a single market. We envision the strategy will also provide us with ample opportunity to further lead the market by regularly introducing new features, functions, categories, and pricing.

We believe businesses will find the ECrent platform highly appealing because it will allow them to monetize unused or little used assets as well as expand their business by opening up new channels created by the sharing economy. In addition, we believe their affiliation with us will allow these companies to reinforce their brand to consumers and investors. A study published by MIT Sloan Management Review and Boston Consulting Group in May 2016 (the “MIT BCG Study”) found that 60% of investment firm board members are willing to divest from companies with poor sustainability performance and 75% feel increased operational efficiency often accompanies sustainability progress. By contrast, this same study revealed that only 60% of the 3,000 executives and managers surveyed have a sustainability strategy in place, while only 25% can present a clear sustainability business case. We believe the ECremt platform will be a highly cost effective vehicle for closing this significant gap between companies and the markets they serve as well as their investors on the basis that our fully branded microsite will provide a cost-effective vehicle for them to develop and implement improved sustainability performance to meet the needs of sustainability conscious investors, notably building awareness and focus on tangible and measureable sustainability (business) outcomes.

The ECrent revenue model is to charge only the supply side; demand side registrants are not subject to any fee in the present model. Businesses or individuals can either pay to post a single item or service just as they would for a classified ad or they can post an unlimited number of items as well as brand themselves through an online rental store (microsite) on the ECrent platform. Microsites represent a recurring revenue model, offering a value proposition beyond renting items to other businesses or individuals. The MIT/BCG Study included steps business leaders could take to meet the needs of sustainability-conscious investors, notably building greater awareness and focus on tangible and measurable sustainability (business) outcomes. We believe the ECrent platform will be an ideal cost-effective vehicle for meeting these objectives.

The ECrent business is an emerging company in an emerging field. Accordingly, the approach to the market seeks to exploit early market entry opportunities in the sharing economy with a sense-and-respond strategy within our growing community. In the second fully operational phase we will employ both in-house sales professionals and engage market channel partners to solicit business from supply side. We will also build a team of Community Relations specialists who will cultivate tight relationships with users for by soliciting user feedback for ongoing improvements to the platform and expansion. We believe aggressive marketing and strategic partnerships with various agencies, such as marketing firms and trade associations will further propel our business once fully operational.

Revenue and User Model

ECrent revenue will be derived from online item postings. We do not charge any fees based on transaction value nor do we plan to do so in the near future. Set forth below are our current listing fee arrangements, which fees are to be paid prior to posting:

1.	A listing fee of $6.00 per item for two consecutive months for posting a product or service; and

2.	Online rental stores, or microsite for $2,500 per year.

The microsite is an enhanced online advertising package that allows for unlimited number of postings for a defined period of time, and a personalized online web storefront, providing customers with unique branding opportunities. We believe our microsites will represent a recurring revenue model as it will not be cost effective for the users to terminate our services once they have expended efforts to design and promote their microsites and they have received reoccurring traffic from their customers.

Intellectual Property

ECrent Worldwide Company Limited develops and owns all intellectual properties and knowhow to develop and operate the whole ECrent.com platform, which is fully owned and control by the group.

Government Regulation and Approvals

ECrent will be subject to a number of local laws and regulations that involve matters such as privacy, rights of publicity, data protection, content regulation, intellectual property, competition, protection of minors, consumer protection, taxation or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate.

In certain countries, such as China, an Internet Content Provider license may be required.

Employees

The Company has ___ full-time employees and ___, ___ part-time employees.

DESCRIPTION OF PROPERTIES

Our executive offices are located No. 85 Castle Peak Road, Castle Peak Bay, Tuen Mun, N.T., Hong Kong, China. Our telephone number is +852 3583-2186.

We also maintain executive offices are located No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, China.

We do not own any real estate or other physical properties.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

PROPERTIES

Our executive offices are located at No. 85 Castle Peak Road, Castle Peak Bay, Tuen Mun, N.T., Hong Kong, China.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since December 5, 2018, our shares of common stock have been quoted on the OTCQX or Pink tier of the OTC Markets Group, Inc., under the stock symbol “SEII.” Our common stock was traded on the NASDAQ Capital Market under the symbol “CLNT” from December 29, 2011 to January 7, 2018 and on January 8, 2018, our trading symbol was changed its symbol to “SEII”. On December 5, 2018 our common stock was delisted from the NASDAQ Capital Market. The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTC Markets. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

On July 23, 2021, the closing bid price on the OTCQX for our common stock was $0.205.

Stockholders

As of the date of this Prospectus, there were 194,670,023 shares of common stock issued and outstanding held by approximately _______ stockholders of record, and 531,600 shares of our Series A Preferred Stock held by one stockholder of record.

Transfer Agent

Our transfer agent is Empire Stock Transfer, whose address is 1859 Whitney Mesa Dr., Henderson, Nevada 89014, and whose telephone number is (702) 818-5898.

Dividends

We have not paid dividends to date and do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

Recent Sales of Unregistered Securities

None.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

On October 19, 2020, the Company approved its 2020 Stock Incentive Plan (the “Plan”) and authorized the Chan Che Chung Anthony, the Company’s Chief Executive Officer, to issue up to 18,500,000 shares of common stock under the Plan. As of the date of this Prospectus, _______ shares of common stock are issued under the Plan, and ______ shares of common stock are remaining authorized shares for issuance under the Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Cautionary Statement Regarding Forward-Looking Information

The statements in this registration statement that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business.

Overview

Historically, our primary operations involved the design, manufacture and distribution of a line of proprietary high and low temperature dyeing and finishing machinery to the textile industry, which has terminated in December, 2019.

With the termination of the manufacturing businesses, we are actively exploring other new ventures and opportunities that could contribute to our business in the future.

Given the termination of our manufacturing business, we continued to pursue what we believe are high growth opportunities for the Company, particularly our new business divisions focused on the development of sharing economy platforms and related rental businesses within the company. These initiatives are still in an early stage and are dependent in large part on availability of capital to fund their future growth. We did not generate significant revenues from our sharing economy business initiatives in 2020 or during the six months ended June 30, 2021.

Recent developments

Inspirit Studio

During the period, BuddiGo, the sharing economy mobile platform developed by Inspirit Studio Limited (“Inspirit Studio”), continuously promoted its service to the local market in Hong Kong. BuddiGo offers a wide range of errand services. Currently, about 80 percent of the orders received are for on-demand urgent delivery of items such as documents, flowers and cakes. Food delivery services are also available. During the period from June 2018 to June 30, 2019, over 1,200 individuals have officially registered as sell-side buddies, who completed over 600 delivery orders from June 2018 to June 30, 2020, majority orders were happened in the third quarter of year 2018. In addition, BuddiGo has signed up with a number of local business partners to provide ongoing delivery services for these clients. BuddiGo’s goal is to connect with the community and deliver localized content featuring BuddiGo’s core features and advantages. BuddiGo is actively seeking strategic investors or collaborative parties who are enthusiastic about its business model and can help achieve its business targets and expand into different countries.

3D Discovery Co. Limited

3D Discovery, an IT service provider that develops virtual tours for the real estate, hospitality and interior design industries. 3D Discovery’s space capturing and modeling technology is already used by some of Hong Kong’s leading property agencies to provide their clients with a truly immersive, first-hand experience of a physical space while saving them time and money. According to Goldman Sachs, the Real Estate virtual reality (“VR”) industry is predicted to reach $2.6 billion in 2025, supported by a potential user base of over 1.4 million registered real estate agents in some of the world’s largest markets. Apart from its existing profitable operations, 3D Discovery is developing a mobile app, Autocap, which allows users to create an interactive virtual tour of a physical space by using a mobile phone camera.

3D Discovery successfully completed a number of projects during the year. First, its “3D Virtual Tours in Hong Kong” generated about 1,371,000 impressions in 2018. In addition, 3D Discovery partnered with Midland Realty, one of the largest real estate agencies in Hong Kong, to establish the “Creation 200 3D Virtual Tours.”.

EC Advertising Limited

We started meeting with a number of potential clients there and anticipate that this advertising company will confirm with them several marketing campaigns. In order to maximize our exposure to the potential clients in Mainland China, we are developing a strategic media plan which will cover major cities in Mainland China such as Beijing, Shanghai, Guangzhou and Shenzhen. Major banks, real estate developers and consumer products manufacturers and retailers are our target clients. More importantly, our presence in Mainland China can facilitate the rollout of franchise programs of our business units, which is one of the revenue drivers for the Company.

ECrent Platform Business

In December 2019, we have acquired the ECrent global businesses.

Going forward, we will continue targeting the technology and global sharing economy markets, by developing online platforms and rental business partnerships that will drive the global development of sharing through economical rental business models.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to bad debts, inventories, recovery of long-lived assets, income taxes and the valuation of equity transactions.

We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the consolidated financial statements.

Accounts Receivable

We have a policy of reserving for uncollectible accounts based on our best estimate of the amount of probable credit losses in our existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

As a basis for estimating the likelihood of collection has been established, we consider a number of factors when determining reserves for uncollectable accounts. We believe that we use a reasonably reliable methodology to estimate the collectability of our accounts receivable. We review our allowances for doubtful accounts on at least a quarterly basis. We also consider whether the historical economic conditions are comparable to current economic conditions. If the financial condition of our customers or other parties that we have business relations with were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Useful Life
Office equipment and furniture	5 Years
Vehicles	5 Years
Vessels	5 Years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statements of income and comprehensive income in the year of disposition.

We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset.

Stock-based Compensation

FASB’s ASC Topic 718, Stock Compensation (formerly, FASB Statement 123R) (“ASC Topic 718”), prescribes accounting and reporting standards for all stock-based payment transactions in which employee and non-employee services are acquired. The Company measures the cost of employee and non-employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.

The Company estimates the fair value of each restricted stock award as of the date of grant using the closing price as reported by the OTC Markets Group Inc. (the “OTCM”) on the date of grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. The Company accounts for forfeitures of restricted stock as they occur.

Currency Exchange Rates

Our functional currency is the U.S. dollar, and the functional currency of our operating subsidiaries is the RMB and Hong Kong Dollar.

Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from timing differences between signing of sales contracts and settling of these contracts. Furthermore, we translate monetary assets and liabilities denominated in other currencies into RMB, the functional currency of our operating subsidiary. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of shareholders’ equity. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future.

Our financial statements are expressed in U.S. dollars, which is the functional currency of our parent company. The functional currency of our operating subsidiaries and affiliates is RMB and the Hong Kong dollar. To the extent we hold assets denominated in U.S. dollars, any appreciation of the RMB or HKD against the U.S. dollar could result in a charge in our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB or HKD against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)”. Under ASU 2016-02, lessees will be required to recognize all leases (with the exception of short-term leases) at the commencement date including a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use (ROU) asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Leases with a term of twelve months or less will be accounted for similar to existing guidance for operating leases. In December 2017, January 2018, July 2018, December 2018, December 2019 and March 2020, the FASB issued ASU 2017-13, ASU 2018-01, ASU 2018-10 & 11, ASU 2018-20 and ASU 2019-01, respectively, which contain modifications and improvements to ASU 2016-02. The amendments provide entities with an additional (and optional) transition method to adopt the new leases standard. Under the Optional Transition Method, an entity initially applies the new leases standard at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. On January 1, 2019, the Company adopted ASC Topic 842 using the modified retrospective approach and elected to utilize the Optional Transition Method. In addition, the Company elected the land easement transition practical expedient and did not reassess whether an existing or expired land easement is a lease or contains a lease if it has not historically been accounted for as a lease. The adoption did not impact the Company’s previously reported consolidated financial statements nor did it result in a cumulative effect adjustment to retained earnings as of January 1, 2019.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment. ASU 2018-07 aligns the accounting for share based payments granted to non-employees with that of share based payments granted to employees. The Company early adopted ASU No. 2018-07 in the fourth quarter of 2018 and there was no cumulative effect of adoption. The adoption of this ASU did not have a material impact on our financial position, results of operations, cash flows, or presentation thereof.

RESULTS OF OPERATIONS

Three months ended June 30, 2021 and 2020

The following table sets forth the results of our operations for the three months ended June 30, 2021 and 2020:

	Three Months ended June 30,
	2021	2020
Revenues	$42,078	$56,073
Cost of revenues	-	36,364
Gross profit	42,078	19,709
Operating expenses	1,653,162	1,539,590
Loss from operations	(1,611,084)	(1,519,881)
Other (expense) income, net	295,959	(413,377)
Loss from continuing operations before provision for income taxes	(1,315,125)	(1,933,258)
Provision for income taxes	-	-
Net loss	$(1,315,125)	$(1,933,258)

Revenues.

During the three months ended June 30, 2021, we recognized revenues from our sharing economy business of $42,078 compared to $56,073 for the three months ended June 30, 2020, a decrease of $13,995, or 25.0%.

Cost of revenues.

Cost of revenues includes commission costs. For the three months ended June 30, 2021, cost of revenues was $0 as compared to $36,364 for the three months ended June 30, 2020, a decrease of $36,364, or 100%.

Gross profit and gross margin.

Our gross profit was $42,078 for the three months ended June 30, 2021 as compared to gross profit of $19,709 for the three months ended June 30, 2020, representing gross margins of 100% and 35%, respectively. The increase in our gross margin for the three months ended June 30, 2021 was primarily attributed to the new business revenue from acquisition of a wholly owned subsidiary.

Operating expenses.

For the three months ended June 30, 2021, operating expenses were $1,653,162 as compared to $1,539,590 for the three months ended June 30, 2020, an increase of $113,572, or 7.38%, due to increase in selling, general and administrative expense.

Loss from operations.

As a result of the factors described above, for the three months ended June 30, 2021, loss from operations amounted to $1,611,084 as compared to $1,519,881 for the three months ended June 30, 2020.

Other income (expense).

Other income (expense) includes interest income, interest expense, foreign currency transaction gain (loss), gain on disposal of marketable securities, loss on disposal of a subsidiary, and other income. For the three months ended June 30, 2021, total other income, net, amounted to $295,959 as compared to other expense, net, of $413,377 for the three months ended June 30, 2020, an increase of $709,336. The increase in other income, net, was primarily attributable to gain on sale of marketable securities incurred in the three months ended June 30, 2021.

Income tax provision. Income tax expense was $0 for the three months ended June 30, 2021 and 2020.

 Net loss.

As a result of the foregoing, our net loss was $1,315,125, or $(0.01) per share (basic and diluted), for the three months ended June 30, 2021, as compared with net loss $1,933,258, or $(0.00) per share (basic and diluted), for the three months ended June 30, 2020, a change of approximately $618,134, or 32.0%.

 Six months ended June 30, 2021 and 2020

The following table sets forth the results of our operations for the six months ended June 30, 2021 and 2020:

	Six Months ended June 30,
	2021	2020
Revenues	$130,285	$67,982
Cost of revenues	-	37,145
Gross profit	130,285	30,837
Operating expenses	2,082,504	4,132,108
Loss from operations	(1,952,219)	(4,101,271)
Other income (expense), net	405,868	(509,642)
Loss from continuing operations before provision for income taxes	(1,546,351)	(4,610,913)
Provision for income taxes	-	-
Net loss	$(1,546,351)	$(4,610,913)

Revenues.

During the six months ended June 30, 2021, we recognized revenues from our sharing economy business of $130,285 compared to $67,982 for the six months ended June 30, 2020, an increase of $62,303, or 91.6%.

Cost of revenues.

Cost of revenues includes commission costs. For the six months ended June 30, 2021, cost of revenues was $0 as compared to $37,145 for the six months ended June 30, 2020, a decrease of $37,145, or 100%.

Gross profit and gross margin.

Our gross profit was $130,285 for the six months ended June 30, 2021 as compared to gross profit of $30,837 for the six months ended June 30, 2020, representing gross margins of 100% and 45%, respectively. The increase in our gross margin for the six months ended June 30, 2021 was primarily attributed to the increase revenue generated from engineering service income of the new acquired wholly owned subsidiary.

Operating expenses.

For the six months ended June 30, 2021, operating expenses were $2,082,504 as compared to $4,132,108 for the six months ended June 30, 2020, a decrease of $2,049,604, or 49.6%, due to decrease in impairment loss on goodwill and impairment loss on marketable securities.

Loss from operations.

As a result of the factors described above, for the six months ended June 30, 2021, loss from operations amounted to $1,952,219, as compared to $4,101,271 for the six months ended June 30, 2020.

Other income (expense)

Other expense includes interest income, interest expense, foreign currency transaction gain (loss), gain on disposal of marketable securities, loss on disposal of a subsidiary, and other income. For the six months ended June 30, 2021, total other income, net, amounted to $405,868 as compared to total other expense $509,642 for the six months ended June 30, 2020, an increase of $915,510, or 179.6%. The increase in other income, net, was primarily gain on sale of marketable securities incurred in the six months ended June 30, 2021.

Income tax provision. Income tax expense was $0 for the six months ended June 30, 2021 and 2020.

Net loss.

As a result of the foregoing, our net loss was $1,546,351, or $(0.01) per share (basic and diluted), for the six months ended June 30, 2021, as compared with net loss $4,610,913, or $(0.00) per share (basic and diluted), for the six months ended June 30, 2020, a change of approximately $3,064,562, or 66.5%.

Liquidity and Capital Resources

Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2020

As of June 30, 2021 and December 31, 2020, we had cash and cash equivalents of approximately $581,320 and $1,805,417, respectively.

The following table sets forth a summary of our cash flows for the periods as indicated:

	For the Six Months ended
	June 30,
	2021	2020
Net cash used in operating activities	$(795,531)	$(755,715)
Net cash used in investing activities	$(724,349)	$(200,388
Net cash provided by financing activities	$320,062	$1,886,407
Effect of exchange rate changes on cash and cash equivalents	$(24,279)	$(20,564)
Net increase (decrease) in cash and cash equivalents	$(1,224,097	$909,740)
Cash and cash equivalents at beginning of period	$1,805,417	$83,667
Cash and cash equivalents at end of period	$581,320	$993,407

The following table sets forth a summary of changes in our working capital from December 31, 2020 to June 30, 2021 (dollars in thousands):

	June 30, 2021	December 31, 2020	Change in Working Capital	Percentage Change
Working capital:
Total current assets	$4,554	$3,967	$487	12.2%
Total current liabilities	11,413	11,707	(294)	(2.5)%
Working capital	$(6,859)	$(7,740)	$(881)	(11.4)%

Working Capital. Total working capital deficit as of June 30, 2021 amounted to approximately $6.8 million, as compared to approximately $7.7 million as of December 31, 2020. The decrease in working capital deficit due to the settlement of debt upon stock conversion.

Net cash used in operating activities was $802,753 for the six months ended June 30, 2021, and consisted primarily of a net loss of $1,546,351, adjusted for depreciation and amortization of $115,844, stock-based consultancy fee of $1,051,410, stock-based business promotion fee of $599,220, gain on disposal of marketable securities of $1,051,410, an increase in accounts receivable of $25,607, an increase in prepaid expenses and other receivables of $429,979, a decrease in accounts payable and accrual of $74,113, an increase in other payable of $120,750, and a decrease in deferred revenue of $107.

Net cash flow used in investing activities was $724,349 for the six months ended June 30, 2021 as compared to $200,838 for the six months ended June 30, 2020. For the six months ended June 30, 2021, net cash flow used in investing activities reflects cash received from dividend of $7,222, purchase of marketable securities of $17,381,542 and proceeds from sale of marketable securities of $16,649,971.

Net cash flow provided by financing activities was $320,062 for the six months ended June 30, 2021 as compared to $1,886,407 for the six months ended June 30, 2020. During the six months ended June 30, 2021, we received advances from related party of $149,884, received from issuance of note payable of $230,770, offset by repayments for bank loans of approximately $60,592. During the six months ended June 30, 2020, we received advances from related party of $329,982 and received from issuance of note payable of $183,000, repayments for bank loans of approximately $39,149.

We have historically funded our capital expenditures through cash flow provided by operations and bank loans. We intend to fund the cost by obtaining financing mainly from local banking institutions with which we have done business in the past. We believe that the relationships with local banks are in good standing and we have not encountered difficulties in obtaining needed borrowings from local banks.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows. The following tables summarize our contractual obligations as of June 30, 2021 (dollars in thousands), and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
Contractual obligations:	Total	Less than 1 year	1-3 years	3-5 years	5+ years
Bank loans	$11,290	$6,426	$4,864	$-	$-
Convertible note (1)	634	634	-	-	-
Total	$11,924	$7,060	$4,864	$-	$-

(1)	Convertible note is currently in default with the outstanding balance of $634,341 in principal and $853,080 accrued interest at June 30, 2021. At the date of filing, both parties have not reached into the mutual agreement.

Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Inflation

The effect of inflation on our revenue and operating results was not significant.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Age	Position
Chan Che Chung Anthony	49	Chief Executive Officer and President, and Director
Lam Ka Man	40	Chief Financial Officer, Secretary and Treasurer
Ping Kee Lau	71	Director
Cheng Wai Yin [2,3]	27	Director
Shao Yuan Guo [1,2,3]	63	Director
Michael Bibat Bautista	60	Director

[1]	Member of the audit committee.

[2]	Member of the compensation committee.

[3]	Member of the corporate governance/ nominating committee.

Che Chung Anthony Chan

Chief Executive Officer, President and Chairman of the Board of Directors

Che Chung Anthony Chan has served as a director since November 4, 2019, and as President and Chief Executive Officer since July 28, 2020. Mr. Chan has over 20 years’ experience in sales and general management. Previously, he was the managing director of Nibou Transmission Machinery Co., Ltd (Hong King & China). He has a Master Business Administration degree from the University of Wales. We believe Anthony Chan has relevant sales and management experience which is useful for the development of our business in Hong Kong.

Lam Ka Man

Chief Financial Officer, Secretary and Treasurer

Lam Ka Man has served as our Chief Financial Officer and Treasurer since December 3, 2019. She has over 20 years’ experience in accounting and general management. She has previously acted as an internal auditor of manufacturing factories in Hong Kong and China. We believe Lam Ka Man has relevant accounting and management experience which is useful for the development our business in Hong Kong & China. Lam Ka Man’s background an internal auditor led to our conclusion that she should be serving as our Chief Financial Officer, in light of our business and structure.

Ping Kee Lau

Director

Ping Kee Lau has served as a director since March 2017, and has been a director of Golden Creation Enterprise Limited since late 2014 and a director of Y.R.P. Investment Limited since 2013, both of which are investment entities. For more than two years prior thereto, Mr. Lau was a consultant to Y.R.P. Investment Limited. Mr. Lau received a B.A. in history from Chu Hai College in Hong Kong and his M.A. in philosophy for Ecole Pratique des Hautes Edudes in Paris.  Mr. Lau’s experience with investment entities is important to us. We nominated Mr. Lau as a director because we believe that his experience as a director and in investment is important for the Company as we continue to grow and develop our business.

Cheng Wai Yin

Director

[insert biography]

Cho Fu Li

Director

Cho Fu Li has served a director since December 2017. Mr. Li has over ten years of experience in auditing, accounting and banking, and is a member of the Hong Kong Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants. We nominated Mr. Li as a director because we believe that his accounting and finance experience is important to improve our financial accounting controls.

Shao Yuan Guo

Director

Shao Yuan Guo has served as a director since December 3, 2019, and has over 10 years of experience in banking and financial services with Industrial and Commercial Bank of China and The People’s Bank of China in China. He has over 20 years of management experience in the weaving and garment manufacturing industries. We nominated Mr. Guo as a director because we believe his investment and management experience in China is important for the future development of the Company in the market.

Michael Bibat Bautista

Director

Michael Bibat Bautista has served as a director since May 14, 2021.  Mr. Bautista has over 15 years’ experience as an educator in Hong Kong, with 10 years teaching at Highgate House International School. With a Certificate in Child Psychology and diplomas in teaching and education, we believe Mr. Bautista can provide directions to the company’s strategies to spread sharing economy practices in the education sectors.

Our directors are elected for a term of one (1) year and until their successors are elected and qualified.

Committees

Our business, property and affairs are managed by or under the direction of the board of directors. Members of the board are kept informed of our business through discussion with the chief executive and financial officers and other officers, by reviewing materials provided to them and by participating at meetings of the board and its committees.

Our board of directors has three committees - the audit committee, the compensation committee and the corporate governance/nominating committee. The audit committee is comprised of Mr. Shao and Mr. Bautista, with Mr. Bautista serving as Chairman. The compensation committee is comprised of Mr. Shao, Mr. Bautista and Mr. Cheng, with Mr. Shao serving as Chairman. The corporate governance/nominating committee is comprised of Mr. Shao, Mr. Bautista and Mr. Cheng, with Mr. Cheng serving as Chairman. Our Plan is administered by the compensation committee.

Our audit committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Our board of directors has adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis.

The compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally. If so authorized by the board of directors, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt. The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the compensation committee consults with the chief executive officer, who may make recommendations to the compensation committee. Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations. The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers. The compensation committee has the responsibilities and authority relating to the retention, compensation, oversight and funding of compensation consultants, legal counsel and other compensation advisers, as well as the requirement to consider six independence factors before selecting, or receiving advice from, such advisers.

The corporate governance/nominating committee is involved in evaluating the desirability of and recommending to the board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers. The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally.

The board and its committees held the following number of meetings during 2020:

Board of directors	4
Audit committee	4
Compensation committee	1
Nomination committee	1

The meetings include meetings that were held by means of a conference telephone call, but do not include actions taken by unanimous written consent.

Each director attended at least 75% of the total number of meetings of the board and those committees on which he served during the year.

Our non-management directors had no meetings during 2020.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Term of Office

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

●	Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

●	Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Significant Employees and Consultants

As of the date of this Prospectus, the Company has no significant employees, other than its officers and directors acting in such capacity.

Family Relationships

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Stockholder Communications with the Board Of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

The Company has adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Employment Agreements

We have no employment agreements with our officers, directors or any other person.

Indemnification Agreements

We have no indemnification agreements with our officers, directors or any other person.

Family Relationships

No family relationships exist between our officers and directors or any person who is an affiliate of the Company.

ITEM 11. EXECUTIVE COMPENSATION

Summary Compensation Table

The summary compensation table below shows certain compensation information for services rendered in all capacities to us by our principal executive officer and principal financial officer and by each other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal periods ended December 31, 2020 and 2019. Other than as set forth below, no executive officer’s total annual compensation exceeded $100,000 during our last fiscal period.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jianhua Wu,	2020	0	0	0	0	0
Chief Executive Officer (1)	2019	0	0	0	0	0

Wanfen Xu,	2020	0	0	0	0	0
Chief Financial Officer, Treasurer (2)	2019	8,584	0	0	0	8,584

Lam Ka Man,	2020	23,077	0	0	0	23,077
Chief Financial Officer, Treasurer, Secretary (3)	2019	0	0	0	0	0

Chan Che Chung Anthony,	2020	309,853	0	0	0	23,077
Chief Executive Officer and President (4)	2019	357,949	0	0	0	357,949

(1)	Appointed Chief Executive Officer, President and Secretary in November 2017. Resigned as Chief Executive Officer, President and Secretary on July 28, 2020.
(2)	Appointed Chief Financial Officer and Treasurer on March 1, 2016. Resigned as Chief Executive Officer and Treasurer on December 3, 2019.
(3)	Appointed Chief Financial Officer and President on December 3, 2019. Appointed Secretary on July 28, 2020.
(4)	Appointed Chief Executive Officer and President on July 28, 2020.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

None of our executive officers currently have employment agreements with us.

Potential Payments Upon Termination or Change-in-Control

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Option Exercises and Fiscal Year-End Option Value Table

We have not issued nor have a stock option plan and as such, there were no stock options exercised by the named executive officers as of the end of the fiscal period ended December 31, 2020.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2020.

We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

The following table sets forth stock option grants and compensation for the fiscal year ended December 31, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jianhua Wu (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Wanfen Xu (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Lam Ka Man (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Chan Che Chung Anthony (4)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

(1)	Appointed Chief Executive Officer on February 13, 2015; resigned from such position on July 28, 2020.
(2)	Appointed Chief Financial Officer on February 13, 2015; resigned from such position on May 27, 2020.
(3)	Appointed Chief Operating Officer on February 13, 2015; resigned from such position on May 27, 2020.
(4)	Appointed a director on February 13, 2015; resigned from such position on May 27, 2020.
(5)	Appointed President, Secretary, Treasurer and director on May 27, 2020.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended December 31, 2020.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2020.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of the end of the fiscal year ended December 31, 2020, provided for or contributed to by our company.

DIRECTOR COMPENSATION

The following table sets forth director compensation or the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Ping Kee Lau (1)	27,692	-0-	-0-	-0-	-0-	-0-	27,962
Cho Fu Li (2)	7,662	-0-	-0-	-0-	-0-	-0-	7,662
Shao Yuan Guo (3)	32,077	-0-	-0-	-0-	-0-	-0-	32,077
Lo Yu Ming (4)	13,154	-0-	-0-	-0-	-0-	-0-	13,154
Ying Ying Wong (5)	40,569	-0-	-0-	-0-	-0-	-0-	40,569
Cheng Wai Yin (6)	9,237	-0-	-0-	-0-	-0-	-0-	9,237
Michael Bibat Bautista (7)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Appointed director on March 20, 2017.
(2)	Appointed director on December 14, 2017.
(3)	Appointed director on December 3, 2019.
(4)	Appointed director on July 20, 2020. Resigned as director May 14, 2021.
(5)	Appointed director on December 14, 2017. Resigned as director on August 24, 2020.
(6)	Appointed director on August 31, 2020.
(7)	Appointed director on May 19, 2021.

We currently do not pay any compensation to our directors for serving on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists, as of the date of this Prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 194,670,023 shares of our common stock issued and outstanding as of the date of this Prospectus.

Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	% of Common Stock (1)

Chan Che Chung Anthony	2,136,752	1.0
Lam Ka Man	100	*
Ping Kee Lau	1,068,576	*
Shao Yuan Guo	854,701	*
Cheng Wai Yin	854,701	*
Michael Bibat Bautista	9,237	*
All current officers and directors as a group (6 persons)	4,924,067	2.5%
ECinteract Company Limited (3)	43,368,894	22.2%
Chan Tin Chi Family Company Limited (4)(5)	93,585,201	48.0%
Total	141,878,162	72.7%

* less than 1%

(1)	Calculated based on 194,670,023 shares of common stock issued and outstanding as of the date of this Prospectus.
(2)	Unless otherwise noted, the address of each person listed is c/o Sharing Economy International Inc., No. 85 Castle Peak Road, Castle Peak Bay, Tuen Mun, N.T., Hong Kong.
(3)	Voting and dispositive control held by Wong Hiu Chun.
(4)	666,249 shares held by Chan Tin Chi Family Company Limited. Mr. Chan Tin Chi owns 99% of the issued and outstanding ordinary shares of Chan Tin Chi Family Company Limited (formerly known as YSK 1860 Co., Limited).
(5)	Redhill Peninsula, House 74 Cedar Drive, Tai Tam, Hong Kong, China

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

From time to time, during 2020 and 2019, the Company receive advances from Chan Tin Chi Family Company Limited (formerly known as YSK 1860 Co., Limited), who is the major shareholder of the Company for working capital purposes. These advances are non-interest bearing and are payable on demand. During the years ended December 31, 2020, the Company repaid to Chan Tin Chi Family Company Limited for working capital totaled $228,393. During the years ended December 31, 2019, the Company received advances from Chan Tin Chi Family Company Limited for working capital totaled $788,457. As of December 31, 2020 and 2019, amounts due to Chan Tin Chi Family Company Limited amounted to $1,817,569 and $2,045,962, respectively.

At March 31, 2020 and December 31, 2019, amount due to related companies amounted to $803,152.

As of December 31, 2020 and 2019, amounts due to related companies amounted to $650,806 and $319,542, respectively.

The amounts are unsecured, interest-free and have no fixed terms of repayment.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, our board of directors has determined that one of our two directors or director nominees is independent, and does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that this director is “independent” as that term is defined under the listing standards of NASDAQ. In making such determination, our board of directors considered the relationship that such non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining his independence, including the beneficial ownership of our capital stock by each non-employee director.

INTEREST OF NAMED EXPERTS AND COUNSEL

Thomas Puzzo, of Law Offices of Thomas E. Puzzo, PLLC, counsel to the Company, is the holder of 1,789,475 shares of Common Stock of the Company. Law Offices of Thomas E. Puzzo, PLLC, is counsel named in this Prospectus as having prepared part of this Prospectus. Except with respect to Mr. Puzzo, no expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries.

EXPERTS

The financial statements included in this Prospectus for the years ended December 31, 2020 and 2019 have been audited by Audit Alliance LLP, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Unless otherwise indicated in the applicable prospectus supplement, Law Offices of Thomas Puzzo, PLLC, will provide opinions regarding the validity of the shares of our common stock. Law Offices of Thomas Puzzo, PLLC may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Audit Alliance LLP, is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

SHARING ECONOMY INTERNATIONAL INC.

INDEX TO FINANCIAL STATEMENTS

Fiscal Years ended December 31, 2020 and 2019 (Audited)

Six months ended June 30, 2021 and 2020 (Unaudited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sharing Economy International Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sharing Economy International Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, consolidated statements of changes in stockholders’ equity, and consolidated statements of cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the notes to consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the consolidated results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has suffered recurring losses from operations, generated negative cash flows from operating activities, has an accumulated deficit that raise substantial doubt exists about Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans in regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Audit Alliance LLP

We have served as the Company’s auditor since 2020.

April 16, 2021

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2020	2019
		(Restated)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,805,417	$83,667
Accounts receivable, net of allowance for doubtful accounts	38,814	305
Prepaid expenses and other receivables	132,644	1,019,883
Marketable securities	1,989,823	4,532,296

Total current assets	3,966,698	5,636,151

OTHER ASSETS:
Property and equipment, net	487,336	620,075
Intangible assets, net	156,767	1,108,407

Total other assets	644,103	1,728,482

Total assets	$4,610,801	$7,364,633

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$6,446,139	$4,676,184
Convertible note payable, net of unamortized debt discount	595,750	838,571
Accounts payable	1,264,706	516,341
Accrued liabilities	932,220	279,941
Due to related parties	2,468,375	2,365,504
Deferred revenue	107	-
Income taxes payable	-	6,802

Total current liabilities	11,707,297	8,683,343

LONG-TERM LIABILITIES:
Long-term loan	4,940,420	4,981,361

Total liabilities	16,647,717	13,644,704

Commitments and contingencies

STOCKHOLDERS’ DEFICIT:
Preferred stock, Series A $0.001 par value; 50,000,000 shares authorized; 531,600 and 0 issued and outstanding at December 31, 2020 and 2019, respectively	532	-
Common stock $0.001 par value; 7,400,000,000 shares authorized; 172,883,475 and 3,988,372 shares issued and outstanding at December 31, 2020 and 2019, respectively	172,883	3,989
Common stock to be issued	-	140,379
Additional paid-in capital	61,700,634	60,773,853
Accumulated deficits	(73,020,134)	(66,300,687)
Accumulated other comprehensive (loss) income - foreign currency translation adjustment	(13,246)	42,597
Total stockholders’ deficit attributed to SEII	(11,159,331)	(5,339,869)

Non-controlling interest	(877,585)	(960,202)

Total stockholders’ deficit	(12,036,916)	(6,300,071)

Total liabilities and stockholders’ deficit	$4,610,801	$7,364,633

#	Post a fifty for one (50:1) reverse split effective on October 13, 2020.

See notes to consolidated financial statements.

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended
	December 31,
	2020	2019

REVENUES	$51,925	$29,655

COST OF REVENUES	(853)	(24,812)

Gross profit	51,072	4,843

OPERATING EXPENSES:
Depreciation and amortization	337,683	299,874
Selling, general and administrative	2,684,310	5,811,832
Written-off prepayments	122,514	-
Impairment loss on goodwill	82,692	932,883

Total operating expenses	3,227,199	7,044,589

LOSS FROM OPERATIONS	(3,176,127)	(7,039,746)

OTHER INCOME (EXPENSE):
Interest income	20	117
Interest expense	(965,163)	(322,201)
Dividend income	3,052	-
Impairment loss on intangible asset	(750,000)	-
Impairment loss on other receivables	(705,000)	-
Impairment loss on marketable securities	(1,951,091)	-
Gain on disposal of marketable securities	428,621	-
Unrealised gain on marketable securities	292,126	-
Loss on disposal of a subsidiary	(70,900)	-
Gain from deconsolidation of VIE	-	4,731,804
Loss on foreign currency translation	3,678	(1,955)
Other income	102,139	75,438

Total other (expense) income, net	(3,612,518)	4,483,203

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(6,788,645)	(2,556,543)

Income taxes provision	-	-

LOSS FROM CONTINUING OPERATIONS	(6,788,645)	(2,556,543)

DISCONTINUTED OPERATIONS:
Income (loss) from discontinued operations, net of income taxes	-	(24,951,086)

NET LOSS	(6,788,645)	(27,507,629)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(69,198)	(420,532)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(6,719,447)	$(27,087,097)

COMPREHENSIVE LOSS:
Net loss	$(6,788,645)	$(27,507,629)
Foreign currency translation (loss) gain	(55,843)	22,302

Comprehensive loss	$(6,844,488)	$(27,485,327)

Net loss attributable to non-controlling interest	$(69,198)	$(420,532)
Foreign currency translation gain from non-controlling interest	1,541	132

Comprehensive loss attributable to common stockholders	$(6,776,831)	$(27,064,927)

NET LOSS PER COMMON SHARE:
Continuing operations - basic and diluted	$(0.06)	$(0.01)
Discontinued operations - basic and diluted	0.00	(0.13)

Net loss per common share - basic and diluted	$(0.06)	$(0.14)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	107,723,188	188,332,818

#	Post a fifty for one (50:1) reverse split effective on October 13, 2020.

See notes to consolidated financial statements.

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2020 and 2019

For the year ended December 31, 2019
	Common Stock		Common stock to be issued		Additional			Accumulated Other	Non-	Total
	Number of		Number of		Paid-in	Retained	Statutory	Comprehensive	controlling	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Reserve	Income	Interest	Deficit

Balance, December 31, 2018 (restated)	3,770,139	$3,770	140,378,844	$140,379	$65,515,431	$(40,099,942)	$2,352,592	$2,695,362	$(539,802)	$30,067,790

Common stock issued for cash	63,800	64	-	-	905,036	-	-	-	-	905,100

Common stock issued for services to consultants and service providers	34,987	35	-	-	399,901	-	-	-	-	399,936

Common stock surrendered for services from consultants and service providers	(11,250)	(11)	-	-	(947,937)	-	-	-	-	(947,948)

Common stock issued upon conversion of debt	5,333	5	-	-	49,995	-	-	-	-	50,000

Common stock issued for donation	1,709	2	-	-	259,596	-	-	-	-	259,598

Common stock issued for acquisition of ECoin’s Redemption Codes	55,147	55	-	-	749,945	-	-	-	-	750,000

Gain from bargain purchase of ECRent	-	-			(7,199,900)	7,931,951	-	-	-	732,051

Common stock issued for acquisition of G-Coin	68,507	69	-	-	897,367	-	-	-	-	897,436

De-consolidation of VIEs	-	-	-	-	144,419	(7,045,599)	(2,352,592)	(2,675,067)	-	(11,928,839)

Net loss for the year	-	-	-	-	-	(27,087,097)	-	-	(420,532)	(27,507,629)

Foreign currency translation adjustment	-	-	-	-	-	-	-	22,302	132	22,434

Balance, December 31, 2019 (restated)	3,988,372	$3,989	140,378,844	140,379	$60,773,853	$(66,300,687)	$-	$42,597	$(960,202)	$(6,300,071)

For the year ended December 31, 2020
	Preferred Stock		Common Stock		Common stock to be issued				Accumulated
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Retained Earnings	Other Comprehensive Income	Non- controlling Interest	Total Stockholders’ Deficit

Balance, January 1, 2020	-	-	3,988,372	$3,989	140,378,844	$140,379	$60,773,853	$(66,300,687)	$42,597	$(960,202)	$(6,300,071)

Common stock issued for acquisition of Peak Equity Group	-	-	140,378,844	140,379	(140,378,844)	(140,379)	-	-	-	-	-

Common stock issued for services from consultants and service providers	531,600	532	16,000	16	-	-	477,460	-	-	-	478,008

Common stock issued upon conversion of debt	-	-	28,170,787	28,170	-	-	449,650	-	-	-	477,820

NCI from disposal of subsidiary	-	-	-	-	-	-	-	-	-	67,712	67,712

Acquisition of NCI	-	-	-	-	-	-	-	-	-	82,562	82,562

Fractional shares from reverse split	-	-	329,472	329	-	-	(329)	-	-	-	-

Net loss for the year	-	-	-	-	-	-	-	(6,719,447)	-	(69,198)	(6,788,645)

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	(55,843)	1,541	(54,302)

Balance, December 31, 2020	531,600	532	172,883,475	$172,883	-	$-	$61,700,634	$(73,020,134)	$(13,246)	$(877,585)	$(12,036,916)

#	Post a fifty for one (50:1) reverse split effective on October 13, 2020.

See notes to consolidated financial statements.

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	For the Years Ended
	December 31,
	2020	2019
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,788,645)	$(27,507,629)
Less: net income (loss) from discontinued operations	-	(24,951,086)
Net loss from continuing operations	(6,788,645)	(2,556,543)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation	134,691	28,980
Allowance for doubtful accounts	-	48,952
Amortization of intangible assets	202,992	270,894
Impairment loss of intangible assets	750,000	-
Impairment loss of other receivables	705,000	-
Impairment loss of marketable securities	1,951,091	33,975
Impairment loss of goodwill	82,692	898,908
Gain from deconsolidation of VIE & subsidary	-	(4,731,804)
Written-off prepayment	122,514	813,992
Stock-based employment compensation	-	933
Stock-based professional fees	523,008	3,018,829
Stock-based donation	-	259,598
Loss on disposal of a subsidiary	70,900	-
Amortization of debt discount	7,179	162,170
Gain on sale of marketable securities	(428,621)	-
Unrealised gain on marketable securities	(292,126)	-
Changes in operating assets and liabilities:
Notes receivable	-	150,126
Accounts receivable	(38,509)	91,228
Prepaid expenses and other receivables	14,725	20,409
Accounts payable and accrued expenses	748,366	463,237
Other payable	697,252	-
Income tax payable	(6,802)	-
Deferred revenue	107	-

CASH FLOWS USED IN OPERATING ACTIVITIES – continuing operations	(1,544,186)	(1,026,116)
CASH FLOWS USED IN OPERATING ACTIVITIES – discontinued operations	-	(5,278,752)
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,544,186)	(6,304,868)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(99,941)
Purchase of marketable securities	(11,482,148)	(4,532,296)
Purchase of non-controlling interest	(154)	-
Proceeds from disposal of marketable securities	12,803,705	-
Proceeds from disposal of a subsidiary	8,252	-
Dividend received	3,052	-

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES – continuing operations	1,332,707	(4,632,237)
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES – discontinued operations	-	-
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,332,707	(4,632,237)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of bank loan	(58,824)	-
Proceeds from bank loan	1,735,147	9,657,545
Proceeds from issuance of note payable	183,000	-
Advances from related party	102,871	820,061
Repayment to related party	-	(31,604)
Proceeds from sale of common stock, net	-	905,100

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES – continuing operation	1,962,194	11,351,102
CASH FLOWS USED IN FINANCING ACTIVITIES – discontinued operations	-	(1,106,071)
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,962,194	10,245,031

Effect of exchange rate changes	(28,965)	(73,776)

Net decrease in cash and cash equivalents	1,721,750	(765,850)

Cash and cash equivalents - beginning of year	83,667	883,462

Cash and cash equivalents - end of year	1,805,417	117,612

Less: Cash and cash equivalents from discontinued operations	-	(33,945)

Cash and cash equivalents from continuing operations - end of year	$1,805,417	$83,667

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid in continuing operations for:
Interest	$263,369	$322,201
Income taxes	$-	$-

Cash paid in discontinued operations for:
Interest	$-	$-
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for redemption of convertible note and accrued interest	$477,820	$50,000
Stock issued for acquisition of non-wholly owned subsidiaries	$-	$1,828,494
Stock issued for services from consultants and vendors	$478,008	$-
Stock issued for accrued liabilities	$-	$1,641,254

See notes to consolidated financial statements.

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 –  DESCRIPTION OF BUSINESS AND ORGANIZATION

Sharing Economy International Inc. (the “Company”) was incorporated in Delaware on June 24, 1987 under the name of Malex, Inc. On December 18, 2007, the Company’s corporate name was changed to China Wind Systems, Inc. and on June 13, 2011, the Company changed its corporate name to Cleantech Solutions International, Inc. On August 7, 2012, the Company was converted into a Nevada corporation. On January 8, 2018, the Company changed its corporate name to Sharing Economy International Inc.

Through its affiliated companies, the Company manufactures and sells textile dyeing and finishing machines. The Company is the sole owner of Fulland Limited (“Fulland”), a Cayman Island limited liability company, which was organized on May 9, 2007. Fulland owns 100% of the capital stock of Green Power Environment Technology (Shanghai) Co., Ltd. (“Green Power”) and, until December 30, 2016, Fulland owned 100% of Wuxi Fulland Wind Energy Equipment Co., Ltd. (“Fulland Wind”). Green Power is and Fulland Wind was a wholly foreign-owned enterprise (“WFOE”) organized under the laws of the People’s Republic of China (“PRC” or “China”). Green Power is a party to a series of contractual arrangements, as fully described below, dated October 12, 2007 with Wuxi Huayang Heavy Industries, Co., Ltd. (“Heavy Industries”), formerly known as Wuxi Huayang Electrical Power Equipment Co., Ltd., and Wuxi Huayang Dyeing Machinery Co., Ltd. (“Dyeing”), both of which are limited liability companies organized under the laws of, and based in, the PRC. Heavy Industries and Dyeing are sometimes collectively referred to as the “Huayang Companies.”

Fulland was organized by the owners of the Huayang Companies as a special purpose vehicle for purposes of raising capital in accordance with requirements of the PRC State Administration of Foreign Exchange (“SAFE”). On May 31, 2007, SAFE issued an official notice known as Hui Zong Fa [2007] No. 106 (“Circular 106”), which requires the owners of any Chinese company to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matters in China. Accordingly, the owners of the Huayang Companies, Mr. Jianhua Wu and his wife, Ms. Lihua Tang, submitted their application to SAFE in early September 2007. On October 11, 2007, SAFE approved their application, permitting these Chinese citizens to establish Fulland as a special purpose vehicle for any foreign ownership and capital raising activities by the Huayang Companies.

Dyeing, which was formed on August 17, 1995, produces and sells a variety of high and low temperature dyeing and finishing machinery for the textile industry. The Company refers to this segment as the dyeing and finishing equipment segment. On December 26, 2016, Dyeing and an unrelated individual formed Wuxi Shengxin New Energy Engineering Co., Ltd. (“Shengxin”), a limited liability company organized under the laws of the PRC in which Dyeing has a 30% equity interest and the unrelated third party holds a 70% interest, pursuant to an agreement dated December 23, 2016. Shengxin intends to develop, construct and maintain photovoltaic power generation projects, known as solar farms, in China, mainly in the provinces of GuiZhou and YunNan. In April 2018, Shengxin secured and invested in a large solar PV project in GuiZhou province. Shengxin paid RMB40.0 million for the project rights and also engaged a local contractor to proceed with building the project. However, on June 1, 2018, the Chinese government halted installation of new solar farms for the remainder of the year and reduced subsidies for projects already under construction. In September 2018, due to significance doubt about the status of this project and recoverability of the Company’s investment, the Company fully impaired the value of its investment in Shengxin.

Fulland Wind was formed on August 27, 2008. In 2009, the Company began to produce and sell forged products through Fulland Wind. Through Fulland Wind, the Company manufactured and sold forged products, including wind products such as shafts, rolled rings, gear rims, gearboxes, bearings and other components and finished products and assemblies for the wind power and other industries, including large-scale equipment used in the manufacturing process for the various industries.

On November 20, 2019, EC Advertising Limited and Au Chi Tong entered into a Consulting Agreement, whereby Sharing Economy International, Inc. (the “Company”) shall issue 400,000 shares of common stock to the consultant in exchange for consulting services offered to the Company and its subsidiaries. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

On December 14, 2019, ECoin Global Limited and EC Power (Global) Technology Limited entered into a Transfer Agreement relating to the transfer of redemption codes in exchange for 2,757,353 shares of common stock of the Company.

On December 18, 2019, Ying Huihao and EC Advertising Limited entered into a Sale and Purchase Agreement with respect to G-Coin Worldwide Limited (“G-Coin”), whereby the Company shall issue 3,425,328 shares of common stock in exchange for two vessels owned by G-Coin.

On December 16, 2019, Sharing Economy International, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Sze Man Cheung, a Hong Kong citizen, for the purchase and sale of 2,500,000 shares of common stock for an aggregate amount of US$705,000, or US$0.282 per share.

On December 27, 2019, the Company completed the Acquisition of Peak Equity International Limited and Subsidiaries (collectively “Peak Equity”) (the “Acquisition”) for its 100% equity interest. The consideration of the Acquisition totaled approximately 7,200,000,000 shares of the Company’s common stock, at the price of $0.25, equal to $1,800,000,000.

On December 30, 2019, Green Power Environment Technology (Shanghai) Co., Ltd. And Wuxi Huayang Dye Machinery Co. Ltd. entered into a VIE Termination Agreement relating to the termination of the Consulting Services Agreement, Operating Agreement, Equity Pledge agreement, Option Agreement, Voting Rights Proxy Agreement dated October 12, 2007. The operation in China was considered as discontinued operations and fully written-off at December 31, 2019.

On March 24, 2020, the Company sold its equity interest of 80% in AnyWorkspace Limited for a consideration of approximately $8,251 with a loss on disposal of $70,900.

On August 14, 2020, the Company acquired the remaining equity interest of 40% in 3D Discovery Co. Limited for a consideration $154.

On December 30, 2020, the Company’s Board of Directors approved to enter into a Termination Agreement with Jebe Production Group Limited.

The Company’s latest business initiatives are focused on targeting the technology and global sharing economy markets, by developing online platforms and rental business partnerships that will drive the global development of sharing through economical rental business models. In connection with the new business initiatives, the Company formed or acquired the following subsidiaries:

●	Vantage Ultimate Limited (“Vantage”), a company incorporated under the laws of British Virgin Islands on February 1, 2017 and is wholly-owned by the Company.

●	Sharing Economy Investment Limited (“Sharing Economy”), a company incorporated under the laws of British Virgin Islands on May 18, 2017 and is wholly-owned by Vantage.

●	EC Advertising Limited (“EC Advertising”), a company incorporated under the laws of Hong Kong on March 17, 2017 and is a wholly-owned by Sharing Economy.

●	EC Rental Limited (“EC Rental”), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is wholly-owned by Vantage.

●	EC Assets Management Limited (“EC Assets”), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is wholly-owned by Vantage.

●	Cleantech Solutions Limited (formerly known as EC (Fly Car) Limited), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is a wholly-owned by Sharing Economy.

●	Global Bike Share (Mobile App) Limited, a company incorporated under the laws of British Virgin Islands on May 23, 2017 and is a wholly-owned by Sharing Economy.

●	EC Power (Global) Technology Limited (“EC Power”), a company incorporated under the laws of British Virgin Islands on May 26, 2017 and is wholly-owned by EC Rental.

●	ECPower (HK) Company Limited, a company incorporated under the laws of Hong Kong on June 23, 2017 and is wholly-owned by EC Power.

●	EC Manpower Limited, a company incorporated under the laws of Hong Kong on July 3, 2017 and is wholly-owned by Vantage.

●	EC Technology & Innovations Limited (“EC Technology”), a company incorporated under the laws of British Virgin Islands on September 1, 2017 and is wholly-owned by Vantage.

●	Inspirit Studio Limited (“Inspirit Studios”), a company incorporated under the laws of Hong Kong on August 24, 2015, and 51% of its shareholding was acquired by EC Technology on December 8, 2017.

●	EC Creative Limited (“EC Creative”), a company incorporated under the laws of British Virgin Islands on January 9, 2018 and is wholly-owned by Vantage.

●	3D Discovery Co. Limited (“3D Discovery”), a company incorporated under the laws of Hong Kong on February 24, 2015, 60% of its shareholdings was acquired by EC Technology on January 19, 2018 and remaining 40% of its shareholdings was acquired by EC Technology on August 14, 2020.

●	Sharing Film International Limited, a company incorporated under the laws of Hong Kong on January 22, 2018 and is a wholly-owned by EC Creative.

●

AnyWorkspace Limited (“AnyWorkspace”), a company incorporated under the laws of Hong Kong on November 12, 2015, and 80% of its shareholding was acquired by Sharing Economy on January 30, 2018. On March 24, 2020, the Company disposed 80% equity interest of AnyWorkspace.

●	Xiamen Great Media Company Limited (“Xiamen Great Media”), a company incorporated under the laws of the PRC on September 5, 2018 and is a wholly-owned by EC Advertising.

NOTE 2 – GOING CONCERN UNCERTAINTIES

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company had a net loss of approximately $6,788,645 for the year ended December 31, 2020. The net cash used in operations were approximately $1,544,186 for the year ended December 31, 2020. Management believes that its capital resources are not currently adequate to continue operating and maintaining its business strategy for the next twelve months from the date of this report. The Company may seek to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of equity and from bank loans, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations.

Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SIGIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company is on a fiscal year ending December 31; as such the year ended December 31, 2020 is referred to as “fiscal 2020”, and the year ended December 31, 2019 is referred to as “fiscal 2019”.

Principles of Consolidation

The Company’s consolidated financial statements include the financial statements of its wholly-owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Discontinued Operations

On December 30, 2019 the Company’s Board of Directors approved to enter into a VIE Termination Agreement relating to the termination of the Consulting Services Agreement, Operating Agreement, Equity Pledge Agreement, Option Agreement, Voting Rights Proxy Agreement dated October 12, 2007 with Huayang Companies. The operations in China were closed down and fully written-off at December 31, 2019. The assets and liabilities of Huayang Companies have been accounted for as discontinued operations in the Company’s consolidated balance sheets for all years presented. The operating results related to these lines of business have been included in discontinued operations in the Company’s consolidated statements of operations for all years presented.

Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in the years ended December 31, 2020 and 2019 include the allowance for doubtful accounts on accounts and other receivables, the allowance for obsolete inventory, the useful life of property and equipment and intangible assets, assumptions used in assessing impairment of long-term assets and valuation of deferred tax assets, the fair value of equity method investment, the fair value of assets held for sale, accruals for taxes due, and the value of stock-based compensation.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company maintains with various financial institutions mainly in the PRC, Hong Kong and the U.S. At December 31, 2020 and 2019, cash balances held in banks in the PRC and Hong Kong of $1,805,417 and $83,667, respectively, are uninsured.

Available-for-sale marketable securities

Available-for-sale marketable securities are reported at fair value using the market approach based on the quoted prices in active markets at the reporting date. The Company classifies the valuation techniques that use these inputs as Level 1 of fair value measurements. Any unrealized losses that are deemed other-than-temporary are included in current period earnings and removed from accumulated other comprehensive income (loss).

Realized gains and losses on marketable securities are included in current period earnings. For purposes of computing realized gains and losses, the cost basis of each investment sold is generally based on the weighted average cost method.

The Company regularly evaluates whether the decline in fair value of available-for-sale securities is other-than-temporary and objective evidence of impairment could include:

●	The severity and duration of the fair value decline;

●	Deterioration in the financial condition of the issuer; and

●	Evaluation of the factors that could cause individual securities to have an other-than-temporary impairment.

During the year ended December 31, 2020 and 2019, $0 and $33,975 was recognized as impairment loss as other-than-temporary decline in fair value, respectively.

Fair value of financial instruments

The Company adopted the guidance of ASC Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information. The Company did not measure these assets at fair value at December 31, 2020 and 2019.

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts receivable, prepaid expenses and other receivables, short-term bank loans, convertible notes payable, note payable, accounts payable, accrued liabilities, amount due to a related party and income taxes payable approximate their fair market value based on the short-term maturity of these instruments.

ASC Topic 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

The following table presents information about the Company’s assets and liabilities that were measured at fair value as of December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2020	(Level 1)	(Level 2)	(Level 3)
Assets:
Marketable securities, available-for-sale	$1,989,823	$1,989,823	$–	$–

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2019	(Level 1)	(Level 2)	(Level 3)
Assets:
Marketable securities, available-for-sale	$4,532,296	$4,532,296	$–	$–

As of December 31, 2020 and 2019, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Concentrations of credit risk

The Company’s operations are carried out in the PRC and Hong Kong. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC and Hong Kong, and by the general state of the economies in the PRC and Hong Kong. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the PRC and Hong Kong, and none of these deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At December 31, 2020 and 2019, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amounts of $0 and $11,028,252 for discontinued operations, respectively. For the continuing operations, the allowance for doubtful accounts was amounted to $0 and $48,952, respectively.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statements of operations in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Useful life
Office equipment and furniture	5 years
Vehicles	5 years
Vessels	5 years

Depreciation expense from continuing operations for the year ended December 31, 2020 and 2019 amounted to $134,691 and $28,980, respectively.

Depreciation expense from discontinued operations for the year ended December 31, 2020 and 2019 amounted to $0 and $565,008, respectively.

Impairment of long-lived assets and intangible asset

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.  At December 31, 2020 and 2019, the Company conducted an impairment assessment on property, equipment and intangible asset based on the guidelines established in ASC Topic 360 to determine the estimated fair market value of property, equipment and intangible asset as of December 31, 2020 and 2011. Such analysis considered future use of such equipment, consultation with equipment resellers, subsequent sales of price of equipment held for sale, and other industry factors. Upon completion of the 2020 impairment analysis, the Company recorded impairment charges on long-lived assets of $705,000 and $0 for the year ended December 31, 2020 and 2019, in relation to its continued operations. The Company recorded impairment charges on long-lived assets of $0 and $565,008 for the year ended December 31, 2020 and 2019, in relation to its discontinued operations.

Revenue recognition

In May 2014, FASB issued an update Accounting Standards Update (“ASU”) (“ASU 2014-09”) establishing Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard in 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company’s sources of revenue, the Company has concluded that ASU 2014-09 did not have a material impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers.

Continuing operations

The Company derives its revenues from the sale of license and advertising right and in a term of certain periods. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

Discontinued operations

The Company recognizes revenues from the sale of equipment upon shipment and transfer of title. The other elements may include installation and, generally, a one-year warranty. Equipment installation revenue is valued based on estimated service person hours to complete installation and is recognized when the labor has been completed and the equipment has been accepted by the customer, which is generally within a couple days of the delivery of the equipment. Warranty revenue is valued based on estimated service person hours to complete a service and generally is recognized over the contract period.

All other product sales with customer specific acceptance provisions are recognized upon customer acceptance and the delivery of the parts or service. Revenues related to spare part sales are recognized upon shipment or delivery based on the trade terms.

Income taxes

The Company is governed by the Income Tax Law of the PRC, Inland Revenue Ordinance of Hong Kong and the U.S. Internal Revenue Code of 1986, as amended. The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

On December 22, 2017, the United States signed into law the Tax Cuts and Jobs Act (the “Act”), a tax reform bill which, among other items, reduces the current federal income tax rate in the United States to 21% from 35%. The rate reduction is effective January 1, 2018, and is permanent.

The Act has caused the Company’s deferred income taxes to be revalued. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense. Pursuant to the guidance within SEC Staff Accounting Bulletin No. 118 (“SAB 118”), as of December 31, 2020, the Company recognized the provisional effects of the enactment of the Act for which measurement could be reasonably estimated. Since the Company has provided a full valuation allowance against its deferred tax assets, the revaluation of the deferred tax assets did not have a material impact on any period presented. The ultimate impact of the Act may differ from these estimates due to the Company’s continued analysis or further regulatory guidance that may be issued as a result of the Act.

The Company applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in the Company’s financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of December 31, 2020 and 2019, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment topic of ASC Topic 718, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the vesting period or immediately if fully vested and non-forfeitable. The Financial Accounting Standards Board (“FASB”) also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the parent company is the U.S. dollar and the functional currency of the Company’s operating subsidiaries is the Chinese Renminbi (“RMB”) or Hong Kong dollars (HKD). For the subsidiaries and affiliates, whose functional currencies are the RMB or HKD, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The Company did not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Translation of amounts from RMB and HKD into US$ has been made at the following exchange rates for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Year-end RMB:US$ exchange rate	7.0682	7.1363
Year average RMB:US$ exchange rate	7.0324	6.8609
Year-end HK$:US$ exchange rate	7.7502	7.7872
Year average HK$:US$ exchange rate	7.8000	7.8000

Loss per share of common stock

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company did not have any common stock equivalents or potentially dilutive common stock outstanding during the years ended December 31, 2020 and 2019. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

The following table presents a reconciliation of basic and diluted net loss per share:

	Years Ended December 31,
	2020	2019
Net loss for basic and diluted attributable to common shareholders	$(6,719,447)	$(27,087,097)
From continuing operations	(6,719,447)	(2,136,011)
From discontinued operations	$-	$(24,951,086)

Weighted average common stock outstanding
- Basic	107,723,188	188,332,818
- Diluted	108,071,277	188,332,818

Net loss per share of common stock
From continuing operations – basic	$(0.06)	$(0.01)
From discontinued operations – basic	0.00	(0.13)
Net loss per common share - basic	$(0.06)	$(0.14)

Net loss per share of common stock
From continuing operations – diluted	$(0.06)	$(0.01)
From discontinued operations – diluted	0.00	(0.13)
Net loss per common share - diluted	$(0.06)	$(0.14)

Noncontrolling interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

Comprehensive loss

Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss for the years ended December 31, 2020 and 2019 included net loss and unrealized (loss) gain from foreign currency translation adjustments.

Reclassification

Certain reclassifications have been made in prior year’s consolidated financial statements to conform to the current year’s financial presentation. The reclassifications have no effect on previously reported net income (loss) and related to the reclassification of discontinued operations.

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Accounting Standards Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”) in order to increase transparency and comparability among organizations by recognizing right-of-use assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous generally accepted accounting principles. ASU 2016-02 requires a lessee to recognize a lease liability for future lease payments and a right-of-use asset representing the right to use the underlying asset for the lease term on the balance sheet for most lease arrangements. The new standard also changes many key definitions, including the definition of a lease. The new standard includes a short-term lease exception for leases with a term of 12 months or less, as part of which a lessee can make an accounting policy election not to recognize right-of-use assets and lease liabilities. Lessees will continue to differentiate between finance leases (previously referred to as capital leases) and operating leases using classification criteria that are substantially similar to the previous guidance in ASC 840.

ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 (including interim periods within those periods) and early adoption is permitted. In August 2018, the FASB issued ASU 2018-11, Leases, Targeted Improvements, which provides a new transition option in which an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment in the period of adoption. Prior period comparative balances will not be adjusted. The Company used the new transition option and was also utilizing the package of practical expedients that allows it to not reassess: (1) whether any expired or existing contracts are or contain leases, (2) lease classification for any expired or existing leases, and (3) initial direct costs for any existing leases. We also used the short-term lease exception for leases with a term of 12 months or less. Additionally, the Company used the practical expedient that allowed each separate lease component of a contract and the associated non-lease components to be treated as a single lease component. The exercise of lease renewal options is at our discretion and the renewal to extend the lease terms are not included in the Company’s Right-Of-Use assets and lease liabilities as they are not reasonably certain of exercise. The Company will evaluate the renewal options and when they are reasonably certain of exercise, the Company will include the renewal period in its lease term. As of the January 1, 2019, effective date the Company identified one finance lease arrangement in which it is a lessee.

In calculating the present value of the lease payments, the Company applied an individual discount rate for each of its leases, and determined the appropriate discount rate based on the remaining lease terms at the date of adoption. As the lessee to several lease agreements, the Company did not have insight into the relevant information that would be required to arrive at the rate implicit in the lease. Therefore, the Company utilized its outstanding borrowings as a benchmark to determine the incremental borrowing rate for its leases. The benchmark rate was adjusted to arrive at an appropriate discount rate for each lease.

In June 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation: Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which expands the scope of Compensation – Stock Compensation (“Topic 718”) to include share-based payment transactions for acquiring goods and services from nonemployees. This amendment applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The Company adopted ASU 2018-07 on January 1, 2019. The impact was immaterial to the financial statements.

In June 2018, the FASB issued ASU No. 2018-08, Not-For-Profit Entities – Clarifying the Scope and the Accounting Guidance for Contributions Received and Contributions Made (“ASU 2018-08”).  ASU 2018-08 clarifies how an entity determines whether a resource provider is participating in an exchange transaction by evaluating whether the resource provider is receiving commensurate value in return for the resources transferred. The guidance is effective for annual periods beginning after June 15, 2018, including interim periods within those annual periods, and has been adopted on a modified prospective basis. The modified prospective adoption is applied to agreements that are not completed as of the effective date, or entered into after the effective date. Under the modified prospective adoption approach, prior period results have not been restated and no cumulative-effect adjustment has been recorded. The Company does not expect this standard to have a material impact on its financial statements.

Accounting Standards Issued, Not Adopted

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses: Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This ASU requires measurement and recognition of expected credit losses for financial assets. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans and available-for-sale debt securities. ASU 2016-13 is effective for the Company beginning January 1, 2023. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is currently evaluating the potential effect of this standard on its financial statements. The Company does not expect this standard to have a material impact on its financial statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (“ASU 2018-13”), which eliminates, adds and modifies certain disclosure requirements for fair value measurements. The amendment is effective for interim and annual reporting periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In November 2018, the FASB issued ASU No. 2018-18, Collaborative Arrangements (“ASU 2018-18”), which clarifies the interaction between ASC 808, Collaborative Arrangements and ASC 606, Revenue from Contracts with Customers. Certain transactions between participants in a collaborative arrangement should be accounted for under ASC 606 when the counterparty is a customer. In addition, ASU 2018-18 precludes an entity from presenting consideration from a transaction in a collaborative arrangement as revenue if the counterparty is not a customer for that transaction. ASU 2018-18 should be applied retrospectively to the date of initial application of ASC 606. This guidance is effective for interim and fiscal periods beginning after December 15, 2019. The Company is currently assessing the impact this will have on the financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes: Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. The new guidance also simplifies aspects of the accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. The standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2020, with early adoption permitted. Adoption of the standard requires certain changes to be made prospectively, with some changes to be made retrospectively. The Company does not expect the adoption of this standard to have a material impact on our financial position, results of operations or cash flows.

NOTE 4 – BUSINESS COMBINATION AND DECONSOLIDATION OF SUBSIDIARY

On August 14, 2020, the Company completed the acquisition of 40% equity interest of 3D Discovery Co. Limited (the “Acquisition”). The total consideration of the acquisition is $154.

The purchase price allocation resulted in $82,692 of goodwill, as below:

Acquired assets:	US$
Cash and cash equivalents	$2,762
Trade receivables	46
Other receivables	149
Non-current assets	103,412
106,369
Less: Assumed liabilities
Accrued liabilities	(1,171)
Other payable	(2,181)
Amount due to related parties	(185,555)
(188,907)

Fair value of net assets acquired	(82,538)
Goodwill recorded	82,692

Cash consideration allocated	$154

The Acquisition was accounted for as a business combination in accordance with ASC 805 “Business Combinations”. The Company has allocated the purchase price consideration based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and intangible assets identified as of the acquisition date and considered a number of factors including valuations from management estimation. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expense.

The goodwill is fully impaired for the year ended December 31, 2020.

NOTE 5 – DISCONTINUED OPERATIONS

On December 30, 2019 the Company’s Board of Directors approved to enter into a VIE Termination Agreement relating to the termination of the Consulting Services Agreement, Operating Agreement, Equity Pledge Agreement, Option Agreement, Voting Rights Proxy Agreement dated October 12, 2007 with Huayang Companies. The operations in China were closed down and fully written-off at December 31, 2019. The assets and liabilities of Huayang Companies have been accounted for as discontinued operations in the Company’s consolidated balance sheets for all years presented. The operating results related to these lines of business have been included in discontinued operations in the Company’s consolidated statements of operations for all years presented.

On March 24, 2020, the Company sold its equity interest of 80% in AnyWorkspace Limited. The assets and liabilities of AnyWorkspace Companies have been accounted for as discontinued operations in the Company’s consolidated balance sheets for all periods presented. The operating results related to these lines of business have been included in discontinued operations in the Company’s consolidated statements of operations for all periods presented.

The summarized operating result of discontinued operations included in the Company’s consolidated statements of operations is as follows:

	Years Ended December 31,
	2020	2019
Revenues	$-	$6,661,473
Cost of revenues	-	(11,683,813)
Gross profit (loss)	-	(5,022,340)
Operating expenses	-	(19,696,644)
Loss from operations	-	(24,718,984)
Other income (expense), net	-	(232,102)
Income (loss) from discontinued operations, net of income taxes	$-	$(24,951,086)

NOTE 6 –  PROPERTY AND EQUIPMENT

At December 31, 2020 and 2019, property and equipment consisted of the following:

	Useful life	December 31, 2020	December 31, 2019

Office equipment	3 - 5 years	25,872	25,815
Motor vehicle	5 years	72,382	72,382
Yacht	infinite	591,404	588,592
		689,658	686,789
Less: accumulated depreciation		(202,322)	(66,714)

		$487,336	$620,075

Depreciation expense from continuing operations for the years ended December 31, 2020 and 2019 amounted to $134,691 and $28,980.

NOTE 7 –  INTANGIBLE ASSETS

At December 31, 2020 and 2019, intangible assets consisted of the following:

	Useful life	December 31, 2020	December 31, 2019

Other intangible assets	3 - 5 years	844,246	843,817
Redemption code	5 years	750,000	750,000
Goodwill	infinite	27,353	27,353
		1,621,599	1,621,170
Less: accumulated amortization		(714,832)	(512,763)
Less: impairment loss		(750,000)	-

		$156,767	$1,108,407

Amortization of intangible assets attributable to future periods is as follows:

Year ending December 31:	Amount
2021	$103,889
2022	18,018
2023	7,507
Thereafter	-
$129,414

Amortization expense from continuing operations for the years ended December 31, 2020 and 2019 amounted to $202,992 and $270,894 respectively. Amortization expense from discontinued operations for the years ended December 31, 2020 and 2019 amounted to $0 and $84,219, respectively. Impairment loss from continuing operations for the years ended December 31, 2020 and 2019 amounted to $750,000 and $0 respectively. No impairment loss from discontinued operations recognised for the years ended December 31, 2020 and 2019.

NOTE 8 – BANK LOANS

Bank loans of $5,064,142 represented amount due to one financial institution in Hong Kong that are repayable in a term of 30 years, with 360 monthly installments and interest is charged at the annual rate of 2.5% below its best lending rate.

Revolving credit line of $6,322,417 is expected to be repaid in the next twelve months and interest is charged at the rate of 1.63% per annum over the Hong Kong Dollar Best Lending Rate.

At December 31, 2020, the banking facilities of the Company were secured by:

●	Personal guarantee by the directors of the Company’s subsidiary;

●	Legal charge and rental assignment over the leasehold land and buildings owned by its related companies which are controlled by the major shareholder of the Company, Mr. Chan Tin Chi; and

●	Hong Kong Mortgage Corporation Limited.

At December 31, 2020 and 2019, bank loans consisted of the following:

	December 31, 2020	December 31, 2019

Mortgage loan	$5,064,142	$5,098,796
Line of revolving loan	6,322,417	4,558,749
Short-term bank loans	-	1,195,297

Total bank loans	11,386,559	10,852,842
Less: Total bank loans – discontinued operations	-	(1,195,297)
Total bank loans – continuing operations	$11,386,559	$9,657,545

Reclassifying as:
Current portion	$6,446,139	$4,676,184
Long-term portion (more than 12 months)	4,940,420	4,981,361

Total bank loans	$11,386,559	$9,657,545

Interest related to the bank loans from continuing operations was $263,369 and $322,201 for the years ended December 31, 2020 and 2019, respectively.

Interest related to the bank loans from discontinued operations was $0 and $147,631 for the years ended December 31, 2020 and 2019, respectively.

All interests are included in interest expense on the accompanying consolidated statements of operations.

NOTE 9 – CONVERTIBLE NOTE PAYABLE

Securities purchase agreement and related convertible note and warrants

On May 2, 2018, pursuant to a securities purchase agreement, the Company closed a private placement of securities with Iliad Research and Trading, L.P. (the “Investor”) pursuant to which the Investor purchased a Convertible Promissory Note (the “Iliad Note”) in the original principal amount of $900,000, convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the Iliad Note, and a two year Warrant to purchase 134,328 shares of Common Stock at an exercise price of $7.18 per share (the “Warrant”). In connection with the Iliad Note, the Company paid an original issue discount of $150,000 and paid issuance costs of $45,018 which will be reflected as a debt discount and amortized over the Iliad Note term. The Iliad Note bears interest at 10% per annum, is unsecured, and is due on the date that is fifteen months from May 2, 2018. The warrants shall expire on the last calendar day of the month in which the second anniversary of the Issue Date occurs.

On November 8, 2018, the Company converted an aggregate of $27,811 and $47,189 outstanding principal and interest of the Iliad Note, respectively, into a total of 36,621 shares of its common stock.

On January 11, 2019, the Company converted an aggregate of $34,103 and $15,897 outstanding principal and interest of the Iliad Note, respectively, into 266,667 shares of its common stock.

On April 30, 2020, the Company converted an aggregate of $100,000 and $0 outstanding principal and interest of the Iliad Note, respectively, into 10,059 shares of its common stock.

During the December, 2020, the Company converted an aggregate of $235,000 and $158,017 outstanding principal and interest of the Iliad Note, respectively, into 18,944,773 shares of its common stock.

The Investor has the right at any time after May 2, 2018 until the outstanding balance has been paid in full to convert all or any part of the outstanding balance into shares of common stock of the Company at conversion price of $6.70 per share (the “Lender Conversion Price”). The Lender Conversion Price is subject to certain adjustments set forth in the Iliad Note. The conversion price for each Redemption Conversion (the “Redemption Conversion Price”) shall be the lesser of (a) the Lender Conversion Price, and (b) the Market Price; provided, however, in no event shall the Redemption Conversion Price be less than $2.00 per share (“Conversion Price Floor”) unless the Company waive the Conversion Price Floor.

This debt instrument includes embedded components including a put option. The Company evaluated these embedded components to determine whether they are embedded derivatives within the scope of ASC 815 that should be separately carried at fair value. ASC 815-15-25-1 provides guidance on when an embedded component should be separated from its host instrument and accounted for separately as a derivative. Based on this analysis, the Company believes that the put option is clearly and closely related to the debt instrument and does not meet the definition of a derivative. Accordingly, in connection with this Iliad Note, the Company recorded a debt discount for (a) the original issue discount of $150,000 (b) the relative fair value of the warrants issued of $152,490 and (c) legal fees and other fees paid in connection with the Iliad Note aggregating $45,018. There is no beneficial conversion feature on this Iliad Note. The debt discount shall be accreted on a straight line basis over the term of this Iliad Note.

On April 7, 2020, pursuant to a securities purchase agreement, the Company closed a private placement of securities with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up purchased a Convertible Promissory Note (the “Power Up Note”) in the original principal amount of $83,000, with additional tranches of up to $1,000,000 in the aggregate over the next twelve (12) months, subject to the discretion of both parties. The Power Up Note is convertible into shares of the common stock of the Company at a price equal to 65% of the average of the two (2) lowest trading prices for the Company’s common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The Power Up Note bears interest at 8% per annum and is due on October 7, 2021.

During the December, 2020, the Company converted an aggregate of $127,820 and $0 outstanding principal and interest of the Power Up Note, respectively, into 8,228,775 shares of its common stock.

On April 14, 2020, the Company and Black Ice Advisors, LLC (“Black Ice”) entered into a Securities Purchase Agreement, whereby the Company issued a note to Black Ice (the “Black Ice Note”) in the original principal amount of $110,000.The Black Ice Note contains an original issue discount of $10,000 which will be reflected as a debt discount and amortized over the Black Ice Note term. The Black Ice Note is convertible into shares of the common stock of the Company at a price equal to 60% of the lowest trading price of the Company’s common stock for the fifteen (15) prior trading days including the day upon which a Notice of Conversion is received by the Company. The Black Ice Note bears interest at 10% per annum and is due on April 14, 2021.

During the December, 2020, the Company converted an aggregate of $15,000 and $0 outstanding principal and interest of the Black Ice Note, respectively, into 987,180 shares of its common stock.

At December 31, 2020 and 2019, convertible debt consisted of the following:

	December 31, 2020	December 31, 2019
Principal	$598,571	$838,571
Unamortized discount	(2,821)	-
Convertible debt, net	$595,750	$838,571

The amortization of discount was $7,179 and $162,170 for the years ended December 31, 2020 and 2019.

 As of December 31, 2020 and 2019, accrued interest amounted to $701,794 and $63,303, respectively.

NOTE 10 – RELATED PARTY TRANSACTIONS

Due to related parties

From time to time, during 2020 and 2019, the Company receive advances from Chan Tin Chi Family Company Limited (formerly known as YSK 1860 Co., Limited), who is the major shareholder of the Company for working capital purposes. These advances are non-interest bearing and are payable on demand. During the years ended December 31, 2020, the Company repaid to Chan Tin Chi Family Company Limited for working capital totaled $228,393. During the years ended December 31, 2019, the Company received advances from Chan Tin Chi Family Company Limited for working capital totaled $788,457. As of December 31, 2020 and 2019, amounts due to Chan Tin Chi Family Company Limited amounted to $1,817,569 and $2,045,962, respectively.

As of December 31, 2020 and 2019, amounts due to related companies amounted to $650,806 and $319,542, respectively.

The amounts are unsecured, interest-free and have no fixed terms of repayment.

NOTE 11 –  STOCKHOLDERS’ DEFICIT

In March 2020, an amendment to The Company’s Articles of Incorporation to increase the number of shares of common stock which the Company is authorized to issue from 250,000,000 to 7,450,000,000 was approved. The Company issued the remaining 140,378,844 shares of common stock to Peak Equity shareholders in April 13, 2020.

Effective May 20, 2020, the Board of Directors of the Company and one stockholder holding an aggregate of 4,679,260,000 shares of common stock on such date approved an amendment to the Company’s Articles of Incorporation effecting a fifty-for-one (50:1) reverse split (the “Reverse Stock Split”) of the Company’s outstanding shares of common stock. The Reverse Stock Split was effective on the OTC Markets Group, Inc. as of the opening of business on October 13, 2020. As a result of the Reverse Stock Split, each 50 shares of the Company’s common stock outstanding on such date was exchanged for one share of the Company’s common stock. The number of authorized shares and par value remain unchanged. All share and per share information in this financial statements and footnotes have been retroactively adjusted for the period and years presented, unless otherwise indicated, to give effect to the forward stock split.

As of December 31, 2020 and 2019, the Company has 172,883,435 shares and 3,988,372 shares of common stock issued and outstanding, respectively.

As of December 31, 2020 and 2019, the Company has 531,600 shares and 0 shares of Series A preferred stock issued and outstanding, respectively.

Preferred stock issued for services and acquisition of a non-wholly owned subsidiary

During the year ended December 31, 2020, the Company issued an aggregate of 531,600 shares of preferred stock to one consultant and vendors for the services rendered and to be rendered. These shares were valued at the fair market value on the grant date using the reported closing share price on the date of grant. At the end of each financial reporting period prior to issuance of these shares, the fair value of these shares is measured using the fair value of the Company’s preferred stock at reporting date. During the year ended December 31, 2020, the fair value of the above mentioned shares issued and the change in value of the shares to be issued was $202,008. The Company recognizes stock-based professional fees over the period during which the services are rendered by such consultant or vendor. For the year ended December 31, 2020, the Company recorded stock-based consulting and service fees to service provider of $202,008. In connection with the issuance/future issuance of shares to consultants and vendors, the Company recorded prepaid expenses of $0 which will be amortized over the remaining service period.

Common stock issued for services

During the year ended December 31, 2020, pursuant to consulting and service agreements, the Company issued an aggregate of 16,000 shares of common stock to several consultants and vendors for the services rendered and to be rendered. These shares were valued at the fair market value on the grant date using the reported closing share price on the date of grant. At the end of each financial reporting period prior to issuance of these shares, the fair value of these shares is measured using the fair value of the Company’s preferred stock at reporting date. During the year ended December 31, 2020, the fair value of the above mentioned shares issued and the change in value of the shares to be issued was $276,000. The Company recognizes stock-based professional fees over the period during which the services are rendered by such consultant or vendor. For the year ended December 31, 2020, the Company recorded stock-based consulting and service fees to service provider of $276,000.

Common stock issued for debt conversion

In April 2020, the 10,059 shares of its common stock upon conversion of debt (note 9).

In December 2020, the Company issued 28,160,728 shares of its common stock upon conversion of debt (note 9).

NOTE 12 – CONCENTRATIONS

Customers

For the years ended December 31, 2020 and 2019, there are no customers representing more than 10% of the Company’s revenue.

Suppliers

For the years ended December 31, 2020 and 2019, there are no vendors representing more than 10% of the Company’s purchase.

NOTE 13 – COMMITMENT AND CONTINGENCIES

Litigation

On April 25, 2019, ECPower (HK) Company Limited (“EC Power”), a subsidiary of SEII, filed a claim against The Dairy Farm Limited (“Dairy Farm”) in respect of the cooperation agreement between the two parties for the battery rental business at 7-Eleven outlets in Hong Kong during the period from September 2017 to February 2018. The claim is for a total compensation of HK$1,395,000 (approximately $178,846) which comprises of (i) HK$45,000 (approximately $5,769) as compensation for interest and administration cost incurred as a result of Dairy Farm’s delay in payment of EC Power’s share of the rental income, and (ii) HK$1,350,000 (approximately $173,077) as compensation for Dairy Farm’s early termination of the cooperation agreement without any valid proof of fault on the part of EC Power.

Legal proceedings:

On June 10, 2020, the Company’s subsidiary, Ecrent Worldwide Company Limited (“Ecrent Worldwide”), a wholly owned subsidiary of Universal Sharing Limited (formerly known as Ecrent Holdings Limited), received a writ of summon (the “Summon”) issued by Messrs Wilkinson & Grist on behalf of Mr. Michael Andrew BERMAN and Mr. Eric Hans ISRAEL, who were the former Chief Executive Officer and Chief Financial Officer of Ecrent (America) Company Limited (“Ecrent America”) and Ecrent (USA) Company Limited (“Ecrent USA”). Both Ecrent America and Ecrent USA were the former subsidiaries of Universal Sharing Limited. On the same day, the Summon also delivered to Mr. Chan Tin Chi, the major shareholder of SEII and his spouse, Ms. Deborah Yuen Wai Ming. Pursuant to the US Judgement dated on September 25, 2019 issued by the Supreme Court of the State of New York County of Nassau, the Summon demands Ecrent Worldwide, Mr. Chan Tin Chi, and Ms. Deborah Yuen Wai Ming to fully settle an amount of approximately $241,706 and $103,841 to Mr. Berman and Mr. Israel, respectively representing the unpaid salary, benefits, expenses and incentive bonus. SEII intends to dispute these proceedings that the US Judgement is not enforceable under the Hong Kong jurisdiction.

In accordance with applicable accounting guidance, the Company records accruals for certain of its outstanding legal proceedings, investigations or claims when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. The Company evaluates, on a quarterly basis, developments in legal proceedings, investigations or claims that could affect the amount of any accrual, as well as any developments that would make a loss contingency both probable and reasonably estimable. The Company discloses the amount of the accrual if the financial statements would be otherwise misleading.

When a loss contingency is not both probable and estimable, the Company does not establish an accrued liability. However, if the loss (or an additional loss in excess of the accrual) is at least a reasonable possibility and material, then the Company discloses an estimate of the possible loss or range of loss, if such estimate can be made or discloses that an estimate cannot be made.

NOTE 14 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2020, up through April 16, 2021, the Company issued the audited consolidated financial statements.

The Company is currently in default under Iliad Note with the outstanding balance of $503,571 in principal and $733,909 accrued interest at December 31, 2020. At the date of filing, both parties have not reached into the mutual agreement.

On April 8, 2020, the Company and shareholder of OOB HK Media HK Limited (“OOB HK”) Entered into a Share Exchange Agreement, whereby the Company shall issue 239,387,189 shares of series A convertible preferred stock at a price of $0.33 per share, in exchange of 100% ownership of OOB HK, which owns 100% of Tone Rich (Shanghai) Limited that holds 69.6% of OOB Media (Sichuan) Company Limited, an advertising media technology and agency company.

On March 3, 2021, the Company approved to grant a bonus in aggregate of 8,333,335 shares of common stock, par value $0.001, to the Board of Directors and Advisory Committee members.

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2021 AND DECEMBER 31, 2020

	June 30,	December 31,
	2021	2020
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$581,320	$1,805,417
Accounts receivable, net of allowance for doubtful accounts	64,421	38,814
Prepaid expenses and other receivables	562,623	132,644
Marketable securities	3,345,650	1,989,823

Total current assets	4,554,014	3,966,698

OTHER ASSETS:
Property and equipment, net	425,980	487,336
Intangible assets, net	107,782	156,767

Total other assets	533,762	644,103

Total assets	$5,087,776	$4,610,801

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Short-term bank loans	$6,426,211	$6,446,139
Convertible note payable, net of unamortized debt discount	634,341	595,750
Accounts payable and accrued expenses	690,594	1,264,706
Other payable	1,043,802	932,220
Due to related parties	2,618,259	2,468,375
Deferred revenue	-	107

Total current liabilities	11,413,207	11,707,297

LONG-TERM LIABILITIES:
Long-term loan	4,864,577	4,940,420

Total liabilities	16,277,784	16,647,717

STOCKHOLDERS’ DEFICIT:
Preferred stock, Series A $0.001 par value; 50,000,000 shares authorized; 531,600 and 531,600 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	532	532
Common stock $0.001 par value; 7,400,000,000 shares authorized; 238,424,776 and 172,883,475 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	238,424	172,883
Additional paid-in capital	63,989,890	61,700,634
Retained earnings	(74,561,937)	(73,020,134)
Accumulated other comprehensive income	25,216	(13,246)
Total stockholders’ deficit attributed to SEII	(10,307,875)	(11,159,331)

Non-controlling interest	(882,133)	(877,585)

Total stockholders’ deficit	(11,190,008)	(12,036,916)

Total liabilities and stockholders’ deficit	$5,087,776	$4,610,801

See notes to unaudited condensed consolidated financial statements.

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
		(Restated)		(Restated)

REVENUES	$42,078	$56,073	$130,285	$67,982

COST OF REVENUES	-	(36,364)	-	(37,145)

GROSS PROFIT	42,078	19,709	130,285	30,837

OPERATING EXPENSES:
Depreciation and amortization	57,538	84,590	115,844	169,180
Selling, general and administrative	1,595,624	513,510	1,966,660	897,911
Written-off prepayments	-	-	-	122,514
Impairment loss on marketable securities	-	(139,408)	-	1,861,605
Impairment loss on goodwill	-	1,080,898	-	1,080,898

Total operating expenses	1,653,162	1,539,590	2,082,504	4,132,108

LOSS FROM OPERATIONS	(1,611,084)	(1,519,881)	(1,952,219)	(4,101,271)

OTHER INCOME (EXPENSE):
Interest income	9	2	12	4
Interest expense	(151,028)	(497,080)	(229,278)	(592,911)
Dividend income	5,500	175	7,222	175
Gain on sale of marketable securities	439,771	76,968	616,641	76,968
Loss on disposal of a subsidiary	-	-	-	(70,901)
Foreign currency loss	1,507	4,058	8,755	959
Other income	200	2,500	2,516	76,064

Total other (expense) income, net	295,959	(413,377)	405,868	(509,642)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,315,125)	(1,933,258)	(1,546,351)	(4,610,913)

PROVISIONS FOR INCOME TAXES:
Current	-	-	-	-
Deferred	-	-	-	-

Total income tax provision	-	-	-	-

NET LOSS	(1,315,125)	(1,933,258)	(1,546,351)	(4,610,913)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(2,224)	352,682	(4,548)	(49,902)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,312,901)	$(2,285,940)	$(1,541,803)	$(4,561,011)

COMPREHENSIVE LOSS:
Net loss	$(1,315,125)	$(1,933,258)	$(1,546,351)	$(4,610,913)
Foreign currency translation (loss) gain	15,243	(25,755)	38,462	(35,457)

Comprehensive loss	$(1,299,882)	$(1,959,013)	$(1,507,889)	$(4,646,370)

Net (loss) income attributable to non-controlling interest	$(2,224)	$352,682	$(4,548)	$(49,902)
Foreign currency translation gain (loss) from non-controlling interest	-	122	-	1,516

Comprehensive loss attributable to common stockholders	$(1,297,658)	$(2,311,817)	$(1,503,341)	$(4,597,984)

NET LOSS PER COMMON SHARE:
Continuing operations – basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.00)
Discontinued operations – basic and diluted	-)	(0.00)	-	(0.00)

Net loss per common share - basic	$(0.01)	$(0.00)	$(0.01)	$(0.00)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	219,060,833	135,665,126	114,984,418	69,482,385

See notes to unaudited condensed consolidated financial statements.

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020

(Unaudited)

	Three Months Ended June 30, 2021
	Equity attributable to SEII shareholders
	Preferred stock		Common stock		Additional	Accumulated other			Total
	Number of shares	Amount	Number of shares	Amount	paid-in capital	comprehensive (loss) income	Accumulated deficits	Noncontrolling interests	shareholders’ equity (deficit)

Balance as of March 31, 2021	531,600	$532	193,670,023	193,669	$62,284,015	$9,973	$(73,249,036)	$(879,909)	$(11,640,756)

Common stock issued upon conversion of debt	-	-	3,948,278	3,948	96,052	-	-	-	100,000
Common stock issued for services from consultants and service providers	-	-	26,872,638	26,873	1,024,537	-	-	-	1,051,410
Common stock issued for business marketing services	-	-	13,935,337	13,935	585,285	-	-	-	599,220
Cancellation of common stock			(1,500)	(1)	1				-
Foreign currency translation adjustment	-	-	-	-	-	15,243	-	-	15,243
Net loss for the period	-	-	-	-	-	-	(1,312,901)	(2,224)	(1,315,125)

Balance as of June 30, 2021	531,600	$532	238,424,776	238,424	$63,989,890	$25,216	$(74,561,937)	$(882,133)	$(11,190,008)

	For the three months ended June 30, 2020
	Equity attributable to SEII shareholders
	Preferred Stock		Common Stock		Common stock to be issued				Accumulated Other	Non-	Total
	Number of		Number of		Number of		Additional	Retained	Comprehensive	controlling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Interest	Deficit
Balance, March 31, 2020	-	-	199,418,592	$199,418	7,018,942,195	$7,018,942	$53,699,861	$(68,575,758)	$32,895	$(960,202)	$(6,300,071)
Common stock issued for acquisition of Peak Equity Group	-	-	7,018,942,195	7,018,942	(7,018,942,195)	(7,018,942)	-	-	-	-	-
Common stock issued acquisition of non-wholly owned subsidiary	2,658,000	2,658	-	-	-	-	1,007,382	-	-	(33,345)	976,695

Common stock issued for services from consultants and service providers	531,600	532	800,000	800	-	-	476,676	-	-	-	478,008

Common stock issued upon conversion of debt	-	-	502,955	503	-	-	99,497	-	-	-	100,000

Net loss for the period	-	-	-	-	-	-	-	(2,285,940)	-	352,682	(1,953,258)

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	(25,855)	122	(25,633)

Balance, June 30, 2020	3,189,600	$3,190	7,219,663,742	$7,219,663	-	-	$55,283,416	$(70,861,698)	$7,140	$(974,221)	$(9,322,510)

	Six Months Ended June 30, 2021
	Equity attributable to SEII shareholders
	Preferred stock		Common stock		Additional	Accumulated other			Total
	Number of shares	Amount	Number of shares	Amount	paid-in capital	comprehensive (loss) income	Accumulated deficits	Noncontrolling interests	shareholders’ equity (deficit)

Balance as of January 1, 2021	531,600	$532	172,883,475	172,883	$61,700,634	$(13,246)	$(73,020,134)	$(877,585)	$(12,036,916)

Issuance of shares for director’s remuneration	-	-	8,333,335	8,333	491,667	-	-	-	500,000
Common stock issued upon conversion of debt	-	-	16,400,691	16,401	187,766	-	-	-	204,167
Fractional shares from reverse split	-	-	800	-	-	-	-	-	-
Common stock issued for services from consultants and service providers	-	-	26,872,638	26,873	1,024,537	-	-	-	1,051,410
Common stock issued for business marketing services	-	-	13,935,337	13,935	585,285	-	-	-	599,220
Cancellation share			(1,500)	(1)	1				-
Foreign currency translation adjustment	-	-	-	-	-	38,462	-	-	38,462
Net loss for the period	-	-	-	-	-	-	(1,541,803)	(4,548)	(1,546,351)

Balance as of June 30, 2021	531,600	$532	238,424,776	238,424	$63,989,890	$25,216	$(74,561,937)	$(882,133)	$(11,190,008)

	For the six months ended June 30, 2020
	Equity attributable to SEII shareholders
	Preferred Stock		Common Stock		Common stock to be issued				Accumulated Other	Non-	Total
	Number of		Number of		Number of		Additional	Retained	Comprehensive	controlling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Interest	Deficit
Balance, January 1, 2020	-	-	199,418,592	$199,418	7,018,942,195	$7,018,942	$53,699,861	$(66,300,687)	$42,597	$(960,202)	$(6,300,071)
Common stock issued for acquisition of Peak Equity Group	-	-	7,018,942,195	7,018,942	(7,018,942,195)	(7,018,942)	-	-	-	-	-
Common stock issued acquisition of non-wholly owned subsidiary	2,658,000	2,658	-	-	-	-	1,007,382	-	-	(33,345)	976,695

Common stock issued for services from consultants and service providers	531,600	532	800,000	800	-	-	476,676	-	-	-	478,008

Common stock issued upon conversion of debt	-	-	502,955	503	-	-	99,497	-	-	-	100,000

NCI from disposal of subsidiary	-	-	-	-	-	-	-	-	-	67,712	67,712

Net loss for the period	-	-	-	-	-	-	-	(4,561,011)	-	(49,902)	(4,610,913)

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	(35,457)	1,516	(33,941)

Balance, June 30, 2020	3,189,600	$3,190	7,219,663,742	$7,219,663	-	-	$55,283,416	$(70,861,698)	$7,140	$(974,221)	$(9,322,510)

See notes to unaudited condensed consolidated financial statements.

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

	Six Months Ended
	June 30,
	2021	2020
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,546,351)	$(4,610,913)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation	66,769	67,684
Amortization of intangible assets	49,075	101,496
Impairment loss on marketable securities	-	1,861,605
Gain on disposal of marketable securities	(616,641)	(76,968)
Impairment loss on goodwill	-	1,080,898
Written-off prepayments	-	122,514
Stock-based professional fees	-	225,333
Stock-based consultancy fee	1,051,410	-
Stock-based business marketing fee	599,220	-
Loss on disposal of a subsidiary	-	70,901
Amortization of debt discount	2,821	2,137
Changes in operating assets and liabilities:
Accounts receivable	(25,607)	(39,375)
Prepaid expenses and other receivables	(429,979)	22,208
Accounts payable and accrued expenses	(74,113)	1,122
Other payable	120,750	422,015
Income tax payable	-	(6,802)
Deferred revenue	(107)	430

CASH FLOWS USED IN OPERATING ACTIVITIES	(802,753)	(755,715)

CASH FLOWS FROM INVESTING ACTIVITIES:
Dividends received	7,222	-
Purchase of marketable securities	(17,381,542)	(3,295,426)
Proceeds from disposal of marketable securities	16,649,971	2,894,765
Proceeds from disposal of a subsidiary	-	8,251
Cash and cash equivalents from acquisition of a non-wholly owned subsidiary	-	192,022

CASH FLOWS USED IN INVESTING ACTIVITIES	(724,349)	(200,388)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of bank loan	(60,592)	(39,149)
Proceeds from bank loan	-	1,412,574
Proceeds from issuance of note payable	230,770	183,000
Advance from related party	149,884	329,982

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	320,062	1,886,407

Effect of exchange rate changes	(17,057)	(20,564)

Net change in cash and cash equivalents	(1,224,097)	909,740

Cash and cash equivalents - beginning of period	1,805,417	83,667

Cash and cash equivalents - end of period	$581,320	$993,407

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$110,107	$144,225
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Interest	$119,171	$448,686
Stock issued for director’s remuneration	$500,000	$-
Stock issued for acquisition of a non-wholly owned subsidiary	$-	$976,695
Stock issued for services from consultants and vendors	$1,650,630	$478,008
Stock issued for redemption of convertible note and accrued interest	$204,267	$100,000

See notes to unaudited condensed consolidated financial statements.

SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND ORGANIZATION

Sharing Economy International Inc. (the “Company”) was incorporated in Delaware on June 24, 1987 under the name of Malex, Inc. On December 18, 2007, the Company’s corporate name was changed to China Wind Systems, Inc. and on June 13, 2011, the Company changed its corporate name to Cleantech Solutions International, Inc. On August 7, 2012, the Company was re-domiciled to a Nevada corporation. On January 8, 2018, the Company changed its corporate name to Sharing Economy International Inc.

The Company’s current business initiatives are focused on targeting the technology and global sharing economy markets, by developing online platforms and rental business partnerships that will drive the global development of sharing through economical rental business models.

●	Vantage Ultimate Limited (“Vantage”), a company incorporated under the laws of British Virgin Islands on February 1, 2017 and is wholly-owned by the Company.

●	Sharing Economy Investment Limited (“Sharing Economy”), a company incorporated under the laws of British Virgin Islands on May 18, 2017 and is wholly-owned by Vantage.

●	EC Advertising Limited (“EC Advertising”), a company incorporated under the laws of Hong Kong on March 17, 2017 and is a wholly-owned by Sharing Economy.

●	EC Rental Limited (“EC Rental”), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is wholly-owned by Vantage.

●	EC Assets Management Limited (“EC Assets”), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is wholly-owned by Vantage.

●	Cleantech Solutions Limited (formerly known as EC (Fly Car) Limited), a company incorporated under the laws of British Virgin Islands on May 22, 2017 and is a wholly-owned by Sharing Economy.

●	Global Bike Share (Mobile App) Limited, a company incorporated under the laws of British Virgin Islands on May 23, 2017 and is a wholly-owned by Sharing Economy.

●	EC Power (Global) Technology Limited (“EC Power”), a company incorporated under the laws of British Virgin Islands on May 26, 2017 and is wholly-owned by EC Rental.

●	ECPower (HK) Company Limited, a company incorporated under the laws of Hong Kong on June 23, 2017 and is wholly-owned by EC Power.

●	EC Manpower Limited, a company incorporated under the laws of Hong Kong on July 3, 2017 and is wholly-owned by Vantage.

●	EC Technology & Innovations Limited (“EC Technology”), a company incorporated under the laws of British Virgin Islands on September 1, 2017 and is wholly-owned by Vantage.

●	Inspirit Studio Limited (“Inspirit Studios”), a company incorporated under the laws of Hong Kong on August 24, 2015, and 51% of its shareholding was acquired by EC Technology on December 8, 2017.

●	EC Creative Limited (“EC Creative”), a company incorporated under the laws of British Virgin Islands on January 9, 2018 and is wholly-owned by Vantage.

●	3D Discovery Co. Limited (“3D Discovery”), a company incorporated under the laws of Hong Kong on February 24, 2015, 60% of its shareholdings was acquired by EC Technology on January 19, 2018 and remaining 40% of its shareholdings was acquired by EC Technology on August 14, 2020.

●	Sharing Film International Limited, a company incorporated under the laws of Hong Kong on January 22, 2018 and is a wholly-owned by EC Creative.

●	AnyWorkspace Limited (“AnyWorkspace”), a company incorporated under the laws of Hong Kong on November 12, 2015, and 80% of its shareholding was acquired by Sharing Economy on January 30, 2018. On March 24, 2020, the Company disposed 80% equity interest of AnyWorkspace.

●	Xiamen Great Media Company Limited (“Xiamen Great Media”), a company incorporated under the laws of the PRC on September 5, 2018 and is a wholly-owned by EC Advertising.

Going Concern

These condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, the Company had a loss of approximately $1,546,351 for the six months ended June 30, 2021 and suffered from the accumulated deficit of $74,561,937 at that date. The net cash used in operations were approximately $795,531 for the six months ended June 30, 2021. Management believes that its capital resources are not currently adequate to continue operating and maintaining its business strategy for the next twelve months from the date of this report. The Company may seek to raise capital through additional debt and/or equity financings to fund its operations in the future. Although the Company has historically raised capital from sales of equity and from bank loans, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations.

Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the consolidated balance sheet as of December 31, 2020 which has been derived from audited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the period ended June 30, 2021 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2021 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Management’s Discussion and the audited financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2020.

Principles of Consolidation

The Company’s unaudited condensed consolidated financial statements include the financial statements of its wholly-owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in the six months ended June 30, 2021 and 2020 include the allowance for doubtful accounts on accounts and other receivables, the allowance for inventory reserve, the useful life of property and equipment and intangible assets, assumptions used in assessing impairment of long-term assets, valuation of deferred tax assets, and the value of stock-based compensation.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company maintains with various financial institutions mainly in the PRC, Hong Kong and the U.S. At June 30, 2021 and December 31, 2020, cash balances held in banks in the PRC and Hong Kong of $581,320 and $1,805,417, respectively, are uninsured.

Available-for-sale marketable securities

Available-for-sale marketable securities are reported at fair value using the market approach based on the quoted prices in active markets at the reporting date. The Company classifies the valuation techniques that use these inputs as Level 1 of fair value measurements. Any unrealized losses that are deemed other-than-temporary are included in current period earnings and removed from accumulated other comprehensive income (loss).

Realized gains and losses on marketable securities are included in current period earnings. For purposes of computing realized gains and losses, the cost basis of each investment sold is generally based on the weighted average cost method.

The Company regularly evaluates whether the decline in fair value of available-for-sale securities is other-than-temporary and objective evidence of impairment could include:

●	The severity and duration of the fair value decline;

●	Deterioration in the financial condition of the issuer; and

●	Evaluation of the factors that could cause individual securities to have an other-than-temporary impairment.

Fair Value of Financial Instruments

The Company adopted the guidance of ASC Topic 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, restricted cash, notes receivable, accounts receivable, inventories, advances to suppliers, deferred tax assets, receivable from sale of subsidiary, prepaid expenses and other, short-term bank loans, bank acceptance notes payable, note payable, accounts payable, accrued liabilities, advances from customers, amount due to a related party, VAT and service taxes payable and income taxes payable approximate their fair market value based on the short-term maturity of these instruments.

ASC Topic 825-10 “Financial Instruments” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

The following table presents information about the Company’s assets and liabilities that were measured at fair value as of June 30, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	June 30,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2021	(Level 1)	(Level 2)	(Level 3)
	(Unaudited)
Assets:
Marketable securities, available-for-sale	$3,345,650	$3,345,650	$–	$–

	December 31,	Quoted Prices In Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
Description	2020	(Level 1)	(Level 2)	(Level 3)
Assets:
Marketable securities, available-for-sale	$1,989,823	$1,989,823	$–	$–

As of June 30, 2021 and December 31, 2020, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Concentrations of Credit Risk

The Company’s operations are carried out in Hong Kong. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in Hong Kong. The Company’s operations in Hong Kong are subject to specific considerations and significant risks not typically associated with companies in North America. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the Hong Kong, and none of these deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At June 30, 2021 and December 31, 2020, the Company has established, based on a review of its outstanding balances, no allowance for doubtful accounts in the accounts.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the statements of operations in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Impairment loss has been recorded in current period.

Useful life
Office equipment and furniture	5 years
Vehicles	5 years
Vessels	5 years

Depreciation expense from continuing operations for the three months ended June 30, 2021 and 2020 amounted to $33,000 and $33,842, respectively.

Depreciation expense from continuing operations for the six months ended June 30, 2021 and 2020 amounted to $66,769 and $67,684, respectively.

Impairment of long-lived assets and intangible assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. At June 30, 2021 and December 31, 2020, the Company conducted an impairment assessment on property, equipment and intangible asset based on the guidelines established in ASC Topic 360 to determine the estimated fair market value of property, equipment and intangible asset as of June 30, 2021 and December 31, 2020. Such analysis considered future use of such equipment, consultation with equipment resellers, subsequent sales of price of equipment held for sale, and other industry factors. Upon completion of the annual impairment analysis, no impairment charges on long-lived assets need to be charged.

Revenue recognition

In May 2014, FASB issued an update Accounting Standards Update (“ASU”) (“ASU 2014-09”) establishing Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard in 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company’s sources of revenue, the Company has concluded that ASU 2014-09 did not have a material impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers.

The Company derives its revenues from the sale of licence and advertising right and in a term of certain periods. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

Income taxes

The Company is governed by the Income Tax Law of the PRC, Inland Revenue Ordinance of Hong Kong and the U.S. Internal Revenue Code of 1986, as amended. The Company accounts for income taxes using the asset/liability method prescribed by ASC 740, “Accounting for Income Taxes.” Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

On December 22, 2017, the United States signed into law the Tax Cuts and Jobs Act (the “Act”), a tax reform bill which, among other items, reduces the current federal income tax rate in the United States to 21% from 35%. The rate reduction is effective January 1, 2018, and is permanent.

The Act has caused the Company’s deferred income taxes to be revalued. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense. Pursuant to the guidance within SEC Staff Accounting Bulletin No. 118 (“SAB 118”), as of December 31, 2020, the Company recognized the provisional effects of the enactment of the Act for which measurement could be reasonably estimated. Since the Company has provided a full valuation allowance against its deferred tax assets, the revaluation of the deferred tax assets did not have a material impact on any period presented. The ultimate impact of the Act may differ from these estimates due to the Company’s continued analysis or further regulatory guidance that may be issued as a result of the Act.

The Company applied the provisions of ASC 740-10-50, “Accounting for Uncertainty in Income Taxes,” which provides clarification related to the process associated with accounting for uncertain tax positions recognized in the Company’s financial statements. Audit periods remain open for review until the statute of limitations has passed. The completion of review or the expiration of the statute of limitations for a given audit period could result in an adjustment to the Company’s liability for income taxes. Any such adjustment could be material to the Company’s results of operations for any given quarterly or annual period based, in part, upon the results of operations for the given period. As of June 30, 2021 and December 31, 2020, the Company had no uncertain tax positions, and will continue to evaluate for uncertain positions in the future.

Stock-Based Compensation

FASB’s ASC Topic 718, Stock Compensation (formerly, FASB Statement 123R) (“ASC Topic 718”), prescribes accounting and reporting standards for all stock-based payment transactions in which employee and non-employee services are acquired. The Company measures the cost of employee and non-employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.

The Company estimates the fair value of each restricted stock award as of the date of grant using the closing price as reported by the OTC Markets Group Inc. (the “OTCM”) on the date of grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. The Company accounts for forfeitures of restricted stock as they occur.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the parent company is the U.S. dollar and the functional currency of the Company’s operating subsidiaries is the Chinese Renminbi (“RMB”) or Hong Kong dollars (HKD). For the subsidiaries and affiliates, whose functional currencies are the RMB or HKD, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The Company did not enter into any material transaction in foreign currencies. Transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Translation of amounts from RMB and HK$ into US$ has been made at the following exchange rates for the period ended June 30, 2021 and 2020:

	June 30, 2021	June 30, 2020
Period-end RMB:US$ exchange rate	6.4697	7.0682
Period average RMB:US$ exchange rate	6.4549	7.0324
Period-end HK$:US$ exchange rate	7.7650	7.7502
Period average HK$:US$ exchange rate	7.8000	7.8000

Loss Per Share of Common Stock

ASC Topic 260 “Earnings per Share,” requires presentation of both basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company did not have any common stock equivalents or potentially dilutive common stock outstanding during the six months ended June 30, 2021 and 2020. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

The following table presents a reconciliation of basic and diluted net loss per share:

	Six months ended June 30,
	2021	2020
Net Loss for basic and diluted attributable to common shareholders	$(1,546,351)	$(4,610,913)

Weighted average common stock outstanding – basic and diluted	114,984,418	3,474,119,263

Net loss per common share – basic and diluted	$(0.01)	$(0.00)

Noncontrolling interest

The Company accounts for noncontrolling interest in accordance with ASC Topic 810-10-45, which requires the Company to present noncontrolling interests as a separate component of total shareholders’ equity on the consolidated balance sheets and the consolidated net loss attributable to the its noncontrolling interest be clearly identified and presented on the face of the consolidated statements of operations and comprehensive loss.

Comprehensive Loss

Comprehensive loss is comprised of net loss and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive loss income for the six months ended June 30, 2021 and 2020 included net loss and unrealized gain from foreign currency translation adjustments.

Reclassification

Certain reclassifications have been made in prior period’s consolidated financial statements to conform to the current year’s financial presentation. The reclassifications have no effect on previously reported net loss.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendments included in ASU 2016-13 require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Although the new standard, known as the current expected credit loss (“CECL”) model, has a greater impact on financial institutions, most other organizations with financial instruments or other assets (trade receivables, contract assets, lease receivables, financial guarantees, loans and loan commitments, and held-to-maturity (HTM) debt securities) are subject to the CECL model and will need to use forward-looking information to better evaluate their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. ASU 2016-13 was originally effective for public companies for fiscal years beginning after December 15, 2019. In November of 2019, the FASB issued ASU 2019-10, Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which delayed the implementation of ASU 2016-13 to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for smaller reporting companies. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment (ASC 350). The standard eliminates the requirement to measure the implied fair value of goodwill by assigning the fair value of a reporting unit to all assets and liabilities within that unit (the Step 2 test) from the goodwill impairment test. Instead, if the carrying amount of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to that excess, limited by the amount of goodwill in that reporting unit. The guidance is effective for the Company beginning after December 15, 2022 and aligns with the effective date of ASU 2016-13. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The new standard eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences related to changes in ownership of equity method investments and foreign subsidiaries. The guidance also simplifies aspects of accounting for franchise taxes and enacted changes in tax laws or rates, and clarifies the accounting for transactions that result in a step-up in the tax basis of goodwill. For public business entities, it is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently evaluating the potential impact of this standard on its consolidated financial statements.

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

NOTE 2 – PROPERTY AND EQUIPMENT

At June 30, 2021 and December 31, 2020, property and equipment consisted of the following:

	Useful life	June 30, 2021	December 31, 2020

Office equipment	5 years	25,792	25,872
Motor vehicle	5 years	79,433	72,382
Yacht	5 years	589,577	591,404
		694,802	689,658
Less: accumulated depreciation		(268,822)	(202,322)

		$425,980	$487,336

Depreciation expense for the six months ended June 30, 2021 and 2020 amounted to $66,769 and $67,684.

Depreciation expense for the three months ended June 30, 2021 and 2020 amounted to $33,000 and $33,842.

NOTE 3 –INTANGIBLE ASSETS

As of June 30, 2021 and December 31, 2020, intangible assets consisted of the following:

	Useful life	June 30, 2021	December 31, 220

Other intangible assets	3 - 5 years	843,967	844,246
Redemption code	5 years	750,000	750,000
Goodwill	infinite	27,353	27,353
		1,621,320	1,621,599
Less: accumulated amortization		(763,538)	(714,832)
Less: impairment loss		(750,000)	(750,000)

		$107,782	$156,767

Annual amortization of intangible assets attributable to future periods is as follows:

Year ending June 30:	Amount
2021	$63,964
2022	16,465
2023	-
$80,429

For the six months ended June 30, 2021 and 2020, amortization of intangible assets amounted to $49,075 and $101,496, respectively.

For the three months ended June 30, 2021 and 2020, amortization of intangible assets amounted to $24,538 and $50,748, respectively.

NOTE 4 – BANK LOANS

Bank loans of $4,987,904 represented amount due to one financial institution in Hong Kong that are repayable in a term of 30 years, with 360 monthly installments and interest is charged at the annual rate of 2.5% below its best lending rate.

Revolving credit line of $6,302,884 is expected to be repaid in the next twelve months and interest is charged at the rate of 1.63% per annum over the Hong Kong Dollar Best Lending Rate.

At June 30, 2021, the banking facilities of the Company were secured by:

●	Personal guarantee by the directors of the Company’s subsidiary;

●	Legal charge and rental assignment over the leasehold land and buildings owned by its related companies which are controlled by the major shareholder of the Company, Mr. Chan Tin Chi; and

●	Hong Kong Mortgage Corporation Limited.

At June 30, 2021 and December 31, 2020, bank loans consisted of the following:

	June 30, 2021	December 31, 2020
Mortgage loan	$4,987,904	$5,064,142
Line of revolving loan	6,302,884	6,322,417

Total bank loans	$11,290,788	$11,386,559

Reclassifying as:
Current portion	$6,426,211	$6,446,139
Long-term portion (more than 12 months)	4,864,577	4,940,420

Total bank loans	$11,290,788	$11,386,559

Interest related to the bank loans was $54,357 and $48,394 for the three months ended June 30, 2021 and 2020, respectively.

Interest related to the bank loans was $110,107 and $144,225 for the six months ended June 30, 2021 and 2020, respectively.

All interests are included in interest expense on the accompanying condensed consolidated statements of operations.

NOTE 5 – CONVERTIBLE NOTE PAYABLE

Securities purchase agreement and related convertible note and warrants

On May 2, 2018, pursuant to a securities purchase agreement, the Company closed a private placement of securities with Iliad Research and Trading, L.P. (the “Investor”) pursuant to which the Investor purchased a Convertible Promissory Note (the “Iliad Note”) in the original principal amount of $900,000, convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the Iliad Note, and a two year Warrant to purchase 134,328 shares of Common Stock at an exercise price of $7.18 per share (the “Warrant”). In connection with the Iliad Note, the Company paid an original issue discount of $150,000 and paid issuance costs of $45,018 which will be reflected as a debt discount and amortized over the Iliad Note term. The Iliad Note bears interest at 10% per annum, is unsecured, and is due on the date that is fifteen months from May 2, 2018. The warrants shall expire on the last calendar day of the month in which the second anniversary of the Issue Date occurs.

On November 8, 2018, the Company converted an aggregate of $27,811 and $47,189 outstanding principal and interest of the Iliad Note, respectively, into a total of 36,621 shares of its common stock.

On January 11, 2019, the Company converted an aggregate of $34,103 and $15,897 outstanding principal and interest of the Iliad Note, respectively, into 266,667 shares of its common stock.

On April 30, 2020, the Company converted an aggregate of $100,000 and $0 outstanding principal and interest of the Iliad Note, respectively, into 502,955 shares of its common stock.

During the December, 2020, the Company converted an aggregate of $235,000 and $158,017 outstanding principal and interest of the Iliad Note, respectively, into 18,944,773 shares of its common stock.

The Investor has the right at any time after May 2, 2018 until the outstanding balance has been paid in full to convert all or any part of the outstanding balance into shares of common stock of the Company at conversion price of $6.70 per share (the “Lender Conversion Price”). The Lender Conversion Price is subject to certain adjustments set forth in the Iliad Note. The conversion price for each Redemption Conversion (the “Redemption Conversion Price”) shall be the lesser of (a) the Lender Conversion Price, and (b) the Market Price; provided, however, in no event shall the Redemption Conversion Price be less than $2.00 per share (“Conversion Price Floor”) unless the Company waived the Conversion Price Floor.

This debt instrument includes embedded components including a put option. The Company evaluated these embedded components to determine whether they are embedded derivatives within the scope of ASC 815 that should be separately carried at fair value. ASC 815-15-25-1 provides guidance on when an embedded component should be separated from its host instrument and accounted for separately as a derivative. Based on this analysis, the Company believes that the put option is clearly and closely related to the debt instrument and does not meet the definition of a derivative. Accordingly, in connection with this Iliad Note, the Company recorded a debt discount for (a) the original issue discount of $150,000 (b) the relative fair value of the warrants issued of $152,490 and (c) legal fees and other fees paid in connection with the Iliad Note aggregating $45,018. There is no beneficial conversion feature on this Iliad Note. The debt discount shall be accreted on a straight line basis over the term of this Iliad Note.

On April 7, 2020, pursuant to a securities purchase agreement, the Company closed a private placement of securities with Power Up Lending Group Ltd. (“Power Up”) pursuant to which Power Up purchased a Convertible Promissory Note (the “Power Up Note”) in the original principal amount of $83,000, with additional tranches of up to $1,000,000 in the aggregate over the next twelve (12) months, subject to the discretion of both parties. The Power Up Note is convertible into shares of the common stock of the Company at a price equal to 65% of the average of the two (2) lowest trading prices for the Company’s common stock during the twenty (20) trading day period ending on the latest complete trading day prior to the conversion date. The Power Up Note bears interest at 8% per annum and is due on October 7, 2021.

During the December, 2020, the Company converted an aggregate of $127,820 and $0 outstanding principal and interest of the Power Up Note, respectively, into 8,228,775 shares of its common stock.

On April 14, 2020, the Company and Black Ice Advisors, LLC (“Black Ice”) entered into a Securities Purchase Agreement, whereby the Company issued a note to Black Ice (the “Black Ice Note”) in the original principal amount of $110,000.The Black Ice Note contains an original issue discount of $10,000 which will be reflected as a debt discount and amortized over the Black Ice Note term. The Black Ice Note is convertible into shares of the common stock of the Company at a price equal to 60% of the lowest trading price of the Company’s common stock for the fifteen (15) prior trading days including the day upon which a Notice of Conversion is received by the Company. The Black Ice Note bears interest at 10% per annum and is due on April 14, 2021.

In December 2020, the Company converted an aggregate of $15,000 and $0 outstanding principal and interest of the Black Ice Note, respectively, into 987,180 shares of its common stock.

In January 2021, the Company converted an aggregate of $95,000 and $9,167 outstanding principal and interest of the Black Ice Note, respectively, into 12,452,413 shares of its common stock.

In June 2021, the Company converted an aggregate of $100,000 outstanding principal of the Black Ice Note, respectively, into 3,948,278 shares of its common stock.

On April 9, 2021, pursuant to a securities purchase agreement, the Company closed a private placement of securities with Pyram LC Architecture Limited. (“Pyram”) pursuant to which Pyram purchased a Convertible Promissory Note (the “Pyram Note”) in the original principal amount of $89,744. The Power Up Note is convertible into shares of the common stock of the Company at a price equal to 70% of the average closing prices for the Company’s common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Power Up Note bears interest at 12% per annum and is due on October 8, 2021.

On April 28, 2021, pursuant to a securities purchase agreement, the Company closed a private placement of securities with Pyram pursuant to which Pyram purchased the Pyram Note in the original principal amount of $38,462. The Power Up Note is convertible into shares of the common stock of the Company at a price equal to 70% of the average closing prices for the Company’s common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Power Up Note bears interest at 12% per annum and is due on October 28, 2021.

On May 13, 2021, pursuant to a securities purchase agreement, the Company closed a private placement of securities with Pyram pursuant to which Pyram purchased the Pyram Note in the original principal amount of $25,641. The Power Up Note is convertible into shares of the common stock of the Company at a price equal to 70% of the average closing prices for the Company’s common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Power Up Note bears interest at 12% per annum and is due on November 12, 2021.

On June 29, 2021, pursuant to a securities purchase agreement, the Company closed a private placement of securities with Pyram pursuant to which Pyram purchased the Pyram Note in the original principal amount of $76,923. The Power Up Note is convertible into shares of the common stock of the Company at a price equal to 70% of the average closing prices for the Company’s common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. The Power Up Note bears interest at 12% per annum and is due on December 28, 2021.

As of June 30, 2021 and December 31, 2020, convertible debt consisted of the following:

	June 30, 2021	December 31, 2020
Principal	$634,341	$598,571
Unamortized discount	-	(2,821)
Convertible debt, net	$634,341	$595,750

The amortization of discount was $2,821 and $2,137 for the six months ended June 30, 2021 and 2020.

The amortization of discount was $0 and $2,137 for the three months ended June 30, 2021 and 2020.

As of June 30, 2021 and December 31, 2020, accrued interest amounted to $853,080 and $701,794, respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS

Due to related parties

From time to time, during 2021 and 2020, the Company receive advances from Chan Tin Chi Family Company Limited (formerly known as YSK 1860 Co., Limited), who is the major shareholder of the Company for working capital purposes. These advances are non-interest bearing and are payable on demand. During the period ended June 30, 2021, the Company repaid to Chan Tin Chi Family Company Limited for working capital totaled $106,657. During the period ended June 30, 2020, the Company repaid to Chan Tin Chi Family Company Limited for working capital totaled $110,113. As of June 30, 2021 and December 31, 2020, amounts due to Chan Tin Chi Family Company Limited amounted to $1,710,912 and $1,817,569, respectively.

At June 30, 2021 and December 31, 2020, amounts due to related companies amounted to $907,347 and $650,806, respectively.

The amounts are unsecured, interest-free and have no fixed terms of repayment.

NOTE 7 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company has authorized 50,000,000 shares of preferred stock Series A, with a par value of $0.001 per share. There were 531,600 and 531,600 preferred shares issued and outstanding at June 30, 2021 and December 31, 2020.

Common Stock

The Company has authorized 7,400,000,000 shares of common stock with a par value of $0.001 per share.

As of June 30, 2021 and December 31, 2020, the Company has 238,424,776 shares and 172,883,435 shares of common stock issued and outstanding, respectively.

Preferred stock issued for services and acquisition of a non-wholly owned subsidiary

During the year ended December 31, 2020, the Company issued an aggregate of 531,600 shares of preferred stock to one consultant and vendors for the services rendered and to be rendered. These shares were valued at the fair market value on the grant date using the reported closing share price on the date of grant. At the end of each financial reporting period prior to issuance of these shares, the fair value of these shares is measured using the fair value of the Company’s preferred stock at reporting date. During the year ended December 31, 2020, the fair value of the above mentioned shares issued and the change in value of the shares to be issued was $202,008. The Company recognizes stock-based professional fees over the period during which the services are rendered by such consultant or vendor. For the year ended December 31, 2020, the Company recorded stock-based consulting and service fees to service provider of $202,008. In connection with the issuance/future issuance of shares to consultants and vendors, the Company recorded prepaid expenses of $0 which will be amortized over the remaining service period.

Common stock issued for services

During the period ended June 30, 2021, the Company completed the following transactions -

●	the Company issued an aggregate of 8,333,335 shares of common stock to the Board of Directors and Advisory Committee members for the services rendered, at the price of $0.06 per share. For the period ended June 30, 2021, the Company recorded stock-based service fee of $500,000.

●	the Company issued 18,500,000 shares of common stock to certain consultants for the business consultancy services rendered under 2020 Stock Incentive Plan. For the period ended June 30, 2021, the Company recorded stock-based service fee to the consultants at the price of $0.04 per share, in an aggregate amount of $740,000.

●	the Company issued 6,747,638 shares of common stock to certain consultants for the consultancy services rendered. For the period ended June 30, 2021, the Company recorded service fee to the consultants at the price of $0.038 per share, in an aggregate amount of $256,410.

●	the Company issued 625,000 shares of common stock to certain consultants for the consultancy services rendered. For the period ended June 30, 2021, the Company recorded service fee to the consultants at the price of $0.04 per share, in an aggregate amount of $25,000.

●	the Company issued 1,000,000 shares of common stock to certain consultants for the consultancy services rendered. For the period ended June 30, 2021, the Company recorded service fee to the consultants at the price of $0.03 per share, in an aggregate amount of $30,000.

●	the Company issued 13,935,337 shares of common stock to the vendor for the business marketing services rendered. For the period ended June 30, 2021, the Company recorded service fee to the vendor at the price of $0.043 per share, in an aggregate amount of $599,220.

Common stock issued for debt conversion

In January 2021, the Company issued 12,452,413 shares of its common stock upon conversion of debt (note 5).

In June 2021, the Company issued 3,948,278 shares of its common stock upon conversion of debt (note 5).

NOTE 8 – CONCENTRATIONS

Customers

For the three and six months ended June 30, 2021 and 2020, there are no customers representing more than 10% of the Company’s revenue.

Vendors

For the three and six months ended June 30, 2021 and 2020, there are no vendors representing more than 10% of the Company’s purchase.

NOTE 9 – COMMITMENT AND CONTINGENCIES

Litigation:

On April 25, 2019, ECPower (HK) Company Limited (“EC Power”), a subsidiary of SEII, filed a claim against The Dairy Farm Limited (“Dairy Farm”) in respect of the cooperation agreement between the two parties for the battery rental business at 7-Eleven outlets in Hong Kong during the period from September 2017 to February 2018. The claim is for a total compensation of HK$1,395,000 (approximately $178,846) which comprises of (i) HK$45,000 (approximately $5,769) as compensation for interest and administration cost incurred as a result of Dairy Farm’s delay in payment of EC Power’s share of the rental income, and (ii) HK$1,350,000 (approximately $173,077) as compensation for Dairy Farm’s early termination of the cooperation agreement without any valid proof of fault on the part of EC Power.

Legal proceedings:

On June 10, 2020, the Company’s subsidiary, Ecrent Worldwide Company Limited (“Ecrent Worldwide”), a wholly owned subsidiary of Universal Sharing Limited (formerly known as Ecrent Holdings Limited), received a writ of summon (the “Summon”) issued by Messrs Wilkinson & Grist on behalf of Mr. Michael Andrew BERMAN and Mr. Eric Hans ISRAEL, who were the former Chief Executive Officer and Chief Financial Officer of Ecrent (America) Company Limited (“Ecrent America”) and Ecrent (USA) Company Limited (“Ecrent USA”). Both Ecrent America and Ecrent USA were the former subsidiaries of Universal Sharing Limited. On the same day, the Summon also delivered to Mr. Chan Tin Chi, the major shareholder of SEII and his spouse, Ms. Deborah Yuen Wai Ming. Pursuant to the US Judgement dated on September 25, 2019 issued by the Supreme Court of the State of New York County of Nassau, the Summon demands Ecrent Worldwide, Mr. Chan Tin Chi, and Ms. Deborah Yuen Wai Ming to fully settle an amount of approximately $241,706 and $103,841 to Mr. Berman and Mr. Israel, respectively representing the unpaid salary, benefits, expenses and incentive bonus. SEII intends to dispute these proceedings that the US Judgement is not enforceable under the Hong Kong jurisdiction.

In accordance with applicable accounting guidance, the Company records accruals for certain of its outstanding legal proceedings, investigations or claims when it is probable that a liability will be incurred, and the amount of loss can be reasonably estimated. The Company evaluates, on a quarterly basis, developments in legal proceedings, investigations or claims that could affect the amount of any accrual, as well as any developments that would make a loss contingency both probable and reasonably estimable. The Company discloses the amount of the accrual if the financial statements would be otherwise misleading.

When a loss contingency is not both probable and estimable, the Company does not establish an accrued liability. However, if the loss (or an additional loss in excess of the accrual) is at least a reasonable possibility and material, then the Company discloses an estimate of the possible loss or range of loss, if such estimate can be made or discloses that an estimate cannot be made.

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2021, up through September 7, 2021, the Company issued the unaudited condensed consolidated financial statements.

The Company is currently in default under Iliad Note with the outstanding balance of $503,571 in principal and $756,409 accrued interest at December 31, 2020. The remaining outstanding balance of Iliad Note was $1,259,980 at June 30, 2021. At the date of filing, both parties have not reached into the mutual agreement.

On July 29, 2021, the Company and Pyram LC Architecture Limited (“Pyram”) entered into a Note Purchase Agreement, whereby the Company issued a note to Pyram (the “Pyram Note”) in the principal amount of $102,564. The Pyram Note is a convertible into shares of the common stock of the Company at a price equal to 70% of the average closing prices for the Company’s common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

SHARING ECONOMY INTERNATIONAL INC.

294,117,647 SHARES OF

COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2021 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2021

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any Selling Security Holder.

Item	Amount ($)
SEC Registration Fee	$545.50
Accounting Fees	3,500.00
Printing Costs	1,500.00
Legal fees and expenses	20,000.00
TOTAL	$25,545.50

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada Revised Statutes, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Number	Description

2.1	Share Exchange Agreement, dated December 27, 2019, by and among the Sharing Economy International Inc., a Nevada corporation, Peak Equity International Limited, a British Virgin Islands corporation, and the holders of common stock of Peak Equity International Limited. (1)
3.1.1	Articles of Incorporation (2)
3.1.2	Certificate of Change, dated February 24, 2017 (3)
3.1.3	Certificate of Designation for Series A Preferred Stock, dated September 7, 2018 (4)
3.1.4	Certificate of Amendment to Articles of Incorporation, dated January 8, 2018 (5)
3.1.5	Certificate of Amendment to Articles of Incorporation, dated January 31, 2020 (6)
3.2	Bylaws (7)
4.1	2020 Stock Incentive Plan (8)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered*
10.1	Investment Agreement, dated May 5, 2021, by and between Sharing Economy International, Inc., a Nevada corporation, and Strattner Alternative Credit Fund LP, a Delaware limited partnership.*
10.2	Registration Rights Agreement, dated April 16, 2021, by and between Sharing Economy International, Inc., a Nevada corporation, and Strattner Alternative Credit Fund LP, a Delaware limited partnership.*
14.1	Code of Ethics (9)
21.1	Subsidiaries of the Registrant (10)
23.1	Consent of Audit Alliance LLP*
23.2	Consent of BF Borgers CPA PC*
23.3	Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in Exhibit 5.1).*

(1)	Incorporated by reference to Current Report on Form 8-K (File No. 001-34591), filed with the Securities and Exchange Commission on December 31, 2019.
(2)	Incorporated by reference to Annual Report on Form 10-K (File No. 001-34591), filed with the Securities and Exchange Commission on April 11, 2013.
(3)	Incorporated by reference to Current Report on Form 8-K (File No. 001-34591), with the Securities and Exchange Commission on March 1, 2017.
(4)	Incorporated by reference to the Current Report on Form 8-K (File No. 001-34591), filed with the Securities and Exchange Commission on September 12, 2018.
(5)	Incorporated by reference to the Form 10-K (File No. 001-34591), with the Securities and Exchange Commission on April 16, 2019.
(6)	Incorporated by reference to the Amendment No. 1 to Preliminary Information Statement on Schedule 14C (File No. 001-34591), with the Securities and Exchange Commission on February 26, 2020.
(7)	Incorporated by reference to the Form 8-K (File No. 001-34591), with the Securities and Exchange Commission on August 9, 2012.
(8)	Incorporated by reference to Registration Statement on Form S-8 (File No. 333-251861), filed with the Securities and Exchange Commission on December 31, 2020.
(9)	Incorporated by reference to the Form 10-K (File No. 001-34591), filed with the Securities and Exchange Commission on March 31, 2009.
(10)	Incorporated by reference to Annual Report on Form 10-K (File No. 001-34591), filed with the Securities and Exchange Commission on April 16, 2021.

*Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, Special Administrative Region of the People’s Republic of China, on October 26, 2021.

SHARING ECONOMY INTERNATIONAL INC. (Registrant)

Dated: October 26, 2021	By:	/s/ Chan Che Chung Anthony
	Name:	Chan Che Chung Anthony
	Title:	Chief Executive Officer (principal executive officer)

Dated: October 26, 2021	By:	/s/ Ka Man Lam
	Name:	Ka Man Lam
	Title:	Chief Financial Officer (principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chan Che Chung Anthony, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Sharing Economy International Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: October 26, 2021	By:	/s/ Chan Che Chung Anthony
	Name:	Chan Che Chung Anthony
	Title:	Chief Executive Officer, President, Chairman of the Board of Directors (principal executive officer)

Dated: October 26, 2021	By:	/s/ Ka Man Lam
	Name:	Ka Man Lam
	Title:	Chief Financial Officer, Secretary and Treasurer (principal financial officer and principal accounting officer)

Dated: October 26, 2021	By:	/s/ Ping Kee Lau
	Name:	Ping Kee Lau
	Title:	Director

Dated: October 26, 2021	By:	/s/ Cheng Wai Yin
	Name:	Cheng Wai Yin
	Title:	Director

Dated: October 26, 2021	By:	/s/ Shao Yuan Guo
	Name:	Shao Yuan Guo
	Title:	Director

Dated: October 26, 2021	By:	/s/ Michael Bibat Bautista
	Name:	Michael Bibat Bautista
	Title:	Director

II-4